                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

| |     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Under Rule 14a-12


                        RAPTOR NETWORKS TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        2.   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        4.   Proposed maximum aggregate value of transaction:

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        5.   Total fee paid:

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[ ]     Fees paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.   Amount Previously Paid:

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        2.   Form, Schedule or Registration Statement No.:

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        3.   Filing Party:

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        4.   Date Filed:

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

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                           1241 E. Dyer Rd., Suite 150
                           Santa Ana, California 92705
                             ______________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2007

To the shareholders of Raptor Networks Technology, Inc.:

         The Annual Meeting of Shareholders of Raptor Networks Technology, Inc. (the "Company") will be held at the Company's executive offices at 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705, on April 30, 2007 at 8:00 A.M. Pacific Time, for the following purposes:

         1. To elect three persons to serve as directors of the Company (the nominees for election to our Board of Directors are named in the attached Proxy Statement, which is part of this Notice);

         2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized level of its common stock by 90,000,000 shares, from 110,000,000 shares to 200,000,000 shares;

         3. To ratify the appointment of Comiskey & Company, P.C. as the independent public accountants of the Company for the fiscal year ending December 31, 2007; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 23, 2007, are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. If you return your proxy card, you may nevertheless attend the Annual Meeting and vote your shares in person.

                                           By Order of the Board of Directors,

                                           RAPTOR NETWORKS TECHNOLOGY, INC.



                                           Bob van Leyen,
                                           Chief Financial Officer and Secretary

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                           1241 E. Dyer Rd., Suite 150
                           Santa Ana, California 92705
                             ______________________

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2007
                             ______________________

                                 PROXY STATEMENT
                            ________________________

                             SOLICITATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Raptor Networks Technology, Inc. (the "Company," or "we," "us," "our"), for use at our Annual Meeting of Shareholders to be held at our executive offices at 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705, on April 30, 2007, at 8:00 A.M. Pacific Time, and at any and all adjournments or postponements thereof. Shareholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to the Company. All shares represented by each properly executed and unrevoked proxy received in advance of the Annual Meeting, and that are not revoked, will be voted in the manner specified therein, and if no direction is indicated, "for" each of the proposals described on the proxy card.

         Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by submitting prior to or at the Annual Meeting a later dated proxy executed by the person executing the prior proxy, or by attendance at the Annual Meeting and voting in person by the person executing the proxy.

         Any shareholder who would like to vote in person at the Annual Meeting and owns shares in street name should inform his/her broker of such plans and request a legal proxy from the broker. Such shareholders will need to bring the legal proxy with them to the Annual Meeting and valid picture identification such as a driver's license or passport in addition to documentation indicating share ownership. Such shareholders who do not receive the legal proxy in time should bring with them to the Annual Meeting their most recent brokerage account statement showing that they owned Raptor Networks Technology, Inc., stock as of the record date. Upon submission of proper identification and ownership documentation, we will be able to verify ownership of our common stock and admit the shareholder to the Annual Meeting; however, such shareholder will not be able to vote his/her shares at the Annual Meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and such shareholder's vote will not be counted unless he/she appears at the Annual Meeting and votes in person.

         Our Board of Directors does not presently intend to bring any business before the Annual Meeting other than the proposals referred to in this Proxy Statement and specified in the Notice of Meeting. So far as is known to our Board of Directors, no other matters are to be brought before the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         This Proxy Statement, the accompanying proxy card and our latest Annual Report on Form 10-KSB are being mailed to our shareholders on or about March 30, 2007. We will bear the cost of soliciting proxies. The solicitation will be made by mail and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our common stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. Our regular employees, who will not receive additional compensation for the solicitation, will make such further solicitations.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         Only holders of record of the 54,885,863 shares of our common stock outstanding at the close of business on March 23, 2007, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each share of common stock is entitled to one vote on all matters to be voted on by shareholders. Under Colorado law, our Articles of Incorporation and our Bylaws, the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on each matter, as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present with respect to a matter, the Annual Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Annual Meeting. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

         An "abstention" is the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         Assuming a quorum is present, for Proposal No. 1 (the election of directors) the nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no practical effect. In matters other than election of directors, assuming that a quorum is present for each matter, the matter will be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In such matters, abstentions and broker non-votes will not be included in the vote totals and, therefore, will have no effect on the vote. Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held of record on the record date. Votes cast at the meeting will be tabulated by the person or persons appointed by the Company to act as inspectors of election for the meeting.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         Our Board of Directors recommends that our shareholders vote "for" each of the proposals described in this Proxy Statement and the accompanying Notice of Meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 5, 2007, certain information with respect to the beneficial ownership of our stock by (i) each of our Named Executive Officers, (ii) each of our directors, (iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, and (iv) all of our directors and executive officers as a group.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"), and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 54,759,897 shares of common stock outstanding as of March 5, 2007.

                                   NUMBER OF SHARES OF COMMON STOCK      PERCENT OF COMMON STOCK
NAME OF BENEFICIAL OWNER(1)               BENEFICIALLY OWNED               BENEFICIALLY OWNED
---------------------------               ------------------               ------------------
Thomas M. Wittenschlaeger                  3,233,333 (2)                       5.88%
Bob van Leyen                                700,000 (3)                       1.27%
Albert Wong                                  377,778 (4)                           *
Ken Bramlett                                  66,667 (5)                           *
Larry L. Enterline                            66,667 (6)                           *
All executive officers and
directors as a group (5 persons)           4,444,445 (7)                       7.98%

* Less than 1%.
__________________________

(1) Unless otherwise indicated, the address is c/o Raptor Networks Technology, Inc., 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705.
(2) Thomas M. Wittenschlaeger is our President, Chief Executive Officer and Chairman of the Board. Includes 233,333 shares of common stock issuable upon the exercise of options which were exercisable as of March 5, 2007 or exercisable within 60 days after March 5, 2007.
(3) Bob van Leyen is our Chief Financial Officer and Secretary. Includes 300,000 shares of common stock issuable upon the exercise of options which were exercisable as of March 5, 2007 or exercisable within 60 days after March 5, 2007.
(4) Albert Wong is one of our directors. Includes 100,000 shares of common stock issuable upon the exercise of options which were exercisable as of March 5, 2007 or exercisable within 60 days after March 5, 2007. Also includes 138,889 shares of common stock and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.
(5) Ken Bramlett is one of our directors. Represents 66,667 shares of common stock issuable upon the exercise of options which were exercisable as of March 5, 2007 or exercisable within 60 days after March 5, 2007.
(6) Larry L. Enterline is one of our directors. Represents of 66,667 shares of common stock issuable upon the exercise of options which were exercisable as of March 5, 2007 or exercisable within 60 days after March 5, 2007.
(7) Represents 3,000,000 shares of common stock and 233,333 shares issuable upon the exercise of options held by Thomas M. Wittenschlaeger; 400,000 shares of common stock and 300,000 shares issuable upon the exercise of options held by Bob van Leyen; 100,000 shares issuable upon the exercise of options held by Albert Wong; 66,667 shares issuable upon the exercise of options held by Ken Bramlett; and 66,667 shares issuable upon the exercise of options held by Larry L. Enterline. Also includes 138,889 shares of common stock and 138,889 shares underlying Series D Warrants held by DMK Investments, LLC, the power to vote or dispose of which is shared by Albert Wong and Lia Wong as Managers of DMK Investments, LLC.

               DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         Set forth below is certain information with respect to our directors, director nominees and executive officers.

NAME                       AGE    POSITION WITH COMPANY
----                       ---    ---------------------
Thomas Wittenschlaeger      49    Chief Executive Officer, President, Director
                                  and Chairman of the Board and Director Nominee
Bob van Leyen               63    Chief Financial Officer and Secretary
Ken Bramlett                47    Director and Director Nominee (1) (2)
Larry L. Enterline          54    Director and Director Nominee (1) (3)
Albert Wong                 58    Director (1) (4)

-----------------------

(1) Member of the Audit, Nominating and Governance, and Compensation Committees.
(2) Chairperson of the Nominating and Governance Committee.
(3) Chairperson of the Audit Committee.
(4) Chairperson of the Compensation Committee.

         Messrs. Bramlett, Enterline and Wong are "independent" directors as such term is defined in Rule 4200(a)(15) of the NASD listing standards.

         THOMAS M. WITTENSCHLAEGER, (age 49), is our Chief Executive Officer, President, a director and Chairman of the Board. Mr. Wittenschlaeger has accumulated more than twenty-two years of experience in the high technology products and services area, much of it in general management with leadership positions in operating units ranging in size from $3 million to $500 million in annual revenues. From 2002 to 2004, he was Senior Vice President of Corporate Development and Chief Technical Officer at Venturi Partners, Inc., a leading provider of information technology and professional staffing services nationwide. From 2000 to 2002, he was Senior Vice President and General Manager of ViaSat Satellite Networks, the commercial arm of ViaSat, Inc. He is a 1979 graduate of the U.S. Naval Academy in Annapolis, Maryland with a B.S. in electrical engineering and post-graduate work in nuclear engineering. He is also a graduate of the UCLA Executive Program in Business and co-founder of UCLA's Executive Program in Marketing. Mr. Wittenschlaeger has been our Chairman of the Board, President and Chief Executive Officer since March 15, 2004.

         LARRY L. ENTERLINE, (age 54), is one of our directors and Chairperson of the Audit Committee. In February 2006, Mr. Enterline was reappointed as the Chief Executive Officer of COMSYS IT Partners, Inc., a leading provider of information technology services, having previously served from December 2000 to September 2004 as the Chief Executive Officer of Venturi Partners, Inc. (the predecessor to COMSYS IT Partners prior to the September 2004 merger between Venturi Partners and COMSYS Holding, Inc.). Mr. Enterline has also served as a director of COMSYS IT Partners since the 2004 merger, previously having served as a director of Venturi Partners from December 2000 to March 2003 and as chairman of the board of Venturi Partners from April 2003 until the date of the merger. From 1989 to November 2000, Mr. Enterline served in various management roles with Scientific Atlanta, Inc., a leading national global manufacturer and supplier of cable network products, the last of which was Corporate Senior Vice President for Worldwide Sales and Service. He also held management positions in the marketing, sales, engineering and products areas with Bailey Controls Company and Reliance Electric Company from 1974 to 1989. Mr. Enterline brings decades of market-defining successes to our Board. Mr. Enterline is also a member of the board of directors of Concurrent Computer Corp. Mr. Enterline has been one of our directors since October 18, 2004.

         KEN BRAMLETT, (age 47), is one of our directors and Chairperson of the Nominating and Governance Committee. Mr. Bramlett has served as Senior Vice President and General Counsel of COMSYS IT Partners, Inc., since January 2006. Prior to that he served as a partner with the Charlotte, North Carolina law firm of Kennedy Covington Lobdell & Hickman, L.L.P. from March 2005 to December 2005. Mr. Bramlett is also a director of World Acceptance Corporation, where he has served on the board of directors since 1994. From 1996 to 2004, Mr. Bramlett served as Senior Vice President and General Counsel of Venturi Partners, Inc., a leading national provider of information technology and professional staffing services and from 1990 to 1996 as a partner with the law firm of Robinson, Bradshaw and Hinson, P.A. Mr. Bramlett brings 20 years of experience in corporate law and governance, public and private equity, and mergers and acquisitions to our Board. Mr. Bramlett has been one of our directors since December 2, 2004.

         ALBERT WONG, (age 58), is one of our directors and Chairperson of the Compensation Committee. Mr. Wong has more than twenty years of experience in the high-tech industry, from start-up phase to executive management. He is a co-founder of AST Research, a world class PC manufacturer founded in 1980, where he served as director, Chief Technology Officer & Executive Vice President from 1980 to 1989. Later, he founded AMKLY Systems, a producer of high performance PC and network servers. He was President & CEO of AMKLY through 1996. In October 1998, Mr. Wong was recruited by Clarion Co., Ltd. to start a North America research and development center. He served as director, President & CEO of Clarion Advanced Technology (later as Zandiant Technologies) until June 2003. Since June 2003, Mr. Wong has acted as a private investor. Mr. Wong has also served as a member of board of directors with Printrak International, a leading fingerprint identification company, Netsoft and InfoGation Corporation and served as an advisor to Express Manufacturing, Inc., a leading contract manufacturing company, from May 2002 until March 2006. Mr. Wong has been one of our directors since May 17, 2004.

                      BUSINESS EXPERIENCE OF KEY MANAGEMENT

         BOB VAN LEYEN, (age 63), is our Chief Financial Officer and Secretary. Mr. van Leyen has more than twenty-four years of experience working in the high-tech industry, holding various executive positions in finance, operations and general management. From 2002 to 2003, Mr. van Leyen served as a partner with Tatum CFO, L.L.C. where he provided financial and operational support to start-up companies in the high-tech industry. From 1999 to 2001, he was a divisional Chief Financial Officer at Wyle Electronics. During his twenty-four years of employment, Mr. van Leyen has managed extensive financial operations organizations in Europe, Asia, and the United States, providing financial support to operations. Mr. van Leyen attended the Dutch Institute of Chartered Auditors and holds a Dutch degree equivalent to a U.S. Bachelor's degree in Business Administration. Mr. van Leyen has served as our Chief Financial Officer and Secretary since September 29, 2003.

                     TERM OF OFFICE AND FAMILY RELATIONSHIPS

         All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All of our manufacturing activities have been outsourced to Express Manufacturing Inc. ("EMI"), a subcontractor located in the same vicinity as our principal headquarters. EMI is owned and controlled by the in-laws of our director Albert Wong. Mr. Wong served as an advisor to the board of directors of EMI from May 2002 to April 2006, but has no direct financial interest in the company. We made no payments to EMI in the fiscal year ended December 31, 2003 and approximately $183,000, $143,000 and $51,000 in payments during fiscal years ended December 31, 2004, 2005 and 2006, respectively.

         We entered into a manufacturing agreement with EMI in November 2003, six months prior to Mr. Wong joining our Board of Directors. The agreement has never been modified or amended. We do not have any minimum purchase requirements under the agreement and the agreement does not create an exclusive relationship between us and EMI. The term of the agreement is one year, which automatically renews on an annual basis unless earlier terminated pursuant to terms of the agreement. The agreement may be terminated for convenience by either party upon providing the other party 180 days' prior written notice or by the non-defaulting party in an event of default. Prices are quoted to us by EMI on an order-by-order basis. We are required to provide EMI firm purchase orders at least 90 days prior to the scheduled delivery date. The prices quoted to us by EMI may be adjusted up or down subsequent to us submitting a firm purchase order based on a number of factors, including without limitation rescheduling, cancellations, engineering changes, specification changes and the cost of required supplies and materials. The costs charged to us by EMI may also increase if we provide EMI less than the required 90-day lead time. Payment terms are net 30 days after our receipt of an order.

         EMI's manufacturing activities for us consist of the insertion of chips on our printed circuit boards, testing of our equipment and final assembly of our products. We store our high-cost inventory at our principal headquarters and supply it to EMI as needed to meet our orders. Our low-cost inventory (such as component parts) are stored at EMI's warehouse at no additional cost to us so long as we continue to utilize EMI as our manufacturer. We currently conduct final systems testing at our principal headquarters, but we anticipate that this responsibility will be transferred to EMI sometime during 2007.

         All price quotes received by us from EMI must be reviewed and approved by both our operations department and our financing department prior to us placing any firm purchase order with EMI. Our management and operations team believe, based on their industry experience, that the prices quoted and charged to us by EMI are competitive within the industry given our low order quantities. We also engage in comparative manufacturing pricing analysis from time to time to ensure EMI's price quotes are in line with current market rates. We have no reason to believe that Mr. Wong's relationship with EMI has resulted in us being charged materially less or materially more than EMI would charge unaffiliated third parties for comparable services.

         In addition, during the year ended December 31, 2006, we sold several of our network switch products to EMI for a total amount of $44,801. The price paid by EMI for our products was in line with our commercial rates.

         Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by our Board of Directors.

                 BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

         During the fiscal year ended December 31, 2006, our Board of Directors held three meetings and there were eight actions by unanimous written consent. Each director attended all three meetings of our Board of Directors held during the fiscal year ended December 31, 2006.

         AUDIT COMMITTEE

         Our Board of Directors has an Audit Committee that currently consists of three Board members, Larry L. Enterline, Albert Wong and Ken Bramlett. Mr. Enterline is the chairperson of the Audit Committee. After the Annual Meeting, our Board of Directors expects to reduce the number of members of the Audit Committee from three to two. The Audit Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors. The duties of the Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. The Audit Committee also evaluates the independent public accountants' performance and has sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification) and to determine whether the independent public accounting firm should be retained by us for the ensuing fiscal year. In addition, the Audit Committee reviews our internal accounting and financial controls and reporting systems practices. A copy of the Audit Committee's current charter may be found at our website at www.raptor-networks.com. The Audit Committee and Board of Directors have confirmed that Mr. Enterline and Mr. Bramlett meet applicable NASD listing standards for designation as an "Audit Committee Financial Expert" and being "independent" based upon their experience noted herein. The Audit Committee and Board of Directors expects that, if elected, Mr. Enterline and Mr. Bramlett will meet the applicable NASD listing standards for designation as an "Audit Committee Financial Expert" and being "independent"; however, there can be no guarantee that these persons will be elected to our Board of Directors or that, if elected, either will continue to meet such qualifications or will, in fact, be designated as our "Audit Committee Financial Expert." During the fiscal year ended December 31, 2006, the Audit Committee held five meetings and there was one action by unanimous written consent. Messrs. Wong and Enterline attended all five meetings held by the Audit Committee during the fiscal year ended December 31, 2006. Mr. Bramlett attended four of the five meetings held by the Audit Committee during the fiscal year ended December 31, 2006.

         COMPENSATION COMMITTEE

         Our Board of Directors has a Compensation Committee that currently consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Wong is currently the chairperson of the Compensation Committee. After the Annual Meeting, our Board of Directors expects to reduce the number of members of the Compensation Committee from three to two and to appoint either Mr. Bramlett or Mr. Enterline as chairperson of the Compensation Committee. The Compensation Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors, a copy of which may be found at our website at www.raptor-networks.com. The Compensation Committee is responsible for advising our Board of Directors regarding our responsibilities relating to compensation of our executive officers and Board members. The Compensation Committee is also responsible for evaluating and recommending to our Board of Directors our executive compensation plans, policies and programs. The Compensation Committee establishes compensation policies applicable to our Executive Officers. During the fiscal year ended December 31, 2006, the Compensation Committee held one meeting and there were no actions by unanimous written consent.

         NOMINATING AND GOVERNANCE COMMITTEE

         Our Board of Directors has a Nominating and Governance Committee that consists of three Board members, Larry L. Enterline, Ken Bramlett and Albert Wong. Mr. Bramlett is the chairperson of the Nominating and Governance Committee. After the Annual Meeting, our Board of Directors expects to reduce the number of members of the Nominating and Governance Committee from three to two. The Nominating and Governance Committee is comprised entirely of non-employee, "independent" (as defined in Rule 4200(a)(15) of the NASD listing standards) directors and operates under a written charter adopted by our Board of Directors, a copy of which may be found at our website at www.raptor-networks.com. In such capacity, the Nominating and Governance Committee identifies and reviews the qualifications of candidate nominees to our Board of Directors. The Nominating and Governance Committee will consider candidate nominees for election as director who are recommended by shareholders. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any candidate to be considered for nomination and, if nominated, to be included in the Proxy Statement, such recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of our mailing of our Proxy Statement for the most recent annual meeting of shareholders.

         The Nominating and Governance Committee believes that it is desirable that directors possess an understanding of our business environment and have the knowledge, skills, expertise and such diversity of experience that our Board of Directors' ability to manage and direct our affairs and business is enhanced. Additional considerations may include an individual's capacity to enhance the ability of committees of our Board of Directors to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements. The Nominating and Governance Committee may receive candidate nomination suggestions from current Board members, Company executive officers or other sources, which may be either unsolicited or in response to requests from our Board of Directors for such candidates. The Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates. Once a person has been identified by our Board of Directors as a potential candidate, our Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Board of Directors determines that the candidate warrants further consideration, a member of our Board of Directors may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board of Directors, our Board of Directors may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Board of Directors may consider all such information in light of information regarding any other candidates that our Board of Directors might be evaluating for nomination to our Board of Directors. A member of our Board of Directors may also contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. With the nominee's consent, our Board of Directors may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Board of Directors' evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Board of Directors may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

         During the fiscal year ended December 31, 2006, the Nominating and Governance Committee did not hold any meetings and there were no actions by unanimous written consent. In compiling our Board of Directors nominees appearing in this Proxy Statement, nominee referrals as well as nominee recommendations were received from existing directors. Three of the four members of our Board of Directors are "independent" directors (as defined in Rule 4200(a)(15) of the NASD listing standards). No paid consultants were engaged by us, our Board of Directors or any of our committees for the purposes of identifying qualified, interested Board of Directors candidates.

                              CORPORATE GOVERNANCE

         Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Ethics that applies to our Chief Executive Officer and our senior financial officers.

         We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-B by describing on our Internet website, located at www.raptor-networks.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

         Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers or directors serve as an officer, director or member of a compensation committee of any other entity for which an executive officer or director thereof is also a member of our Board of Directors.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following section contains information about the compensation paid to our executive officers and directors during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

         The following table provides information concerning the compensation for the year ended December 31, 2006 for our principal executive officer and our principal financial officer, who were the only persons that served as executive officers during 2006 (collectively, the "named executive officers").

                                        SUMMARY COMPENSATION TABLE - 2006

                                                                                         CHANGE IN
                                                                                          PENSION
                                                                                         VALUE AND
                                                                           NON-EQUITY   NONQUALIFIED
                                                                            INCENTIVE     DEFERRED
                                                           STOCK   OPTION     PLAN      COMPENSATION   ALL OTHER
         NAME AND                   SALARY        BONUS   AWARDS   AWARDS  COMPENSATION   EARNINGS    COMPENSATION   TOTAL
    PRINCIPAL POSITION      YEAR      ($)          ($)      ($)    ($)(1)      ($)          ($)           ($)         ($)
--------------------------  ----   ----------   ----------  ---   -------  ------------  ----------   ------------  -------

Thomas M. Wittenschlaeger,
Chief Executive Officer
and President               2006   164,375(2)    70,000(3)   --   148,050      --            --        30,613(4)    413,038
Bob van Leyen,
Chief Financial Officer     2006   134,377(5)   530,000(6)   --    18,750      --            --        17,983(7)    201,110
__________________________

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 for the fair value of stock options granted to each of our named executive officers calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this Proxy Statement. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our named executive officers. See the Outstanding Equity Awards at December 31, 2006 table below for more information on options held by the named executive officers.
(2) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. Wittenschlaeger's annual salary from $155,000 to $180,000. Mr. Wittenschlaeger's annual salary had previously been decreased from $195,000 to $155,000 in November 2004 in an effort to reduce our expense run rates.
(3)      Consists of a $70,000 cash performance bonus in August 2006.
(4) Consists of $23,730 in reimbursement of living expenses for an apartment in Southern California and $6,883 in health and life insurance premiums.
(5) Effective August 8, 2006, our Compensation Committee approved an increase to Mr. van Leyen's annual salary from $125,000 to $150,000. Mr. van Leyen's annual salary had previously been decreased from $190,000 to $125,000 in November 2004 in an effort to reduce our expense run rates.
(6)      Consists of a $30,000 cash performance bonus in August 2006.
(7)      Consists of $17,983 in health and life insurance premiums.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

         There are no employment contracts, termination agreements, or change-in-control arrangements between us and any of our named executive officers. The Compensation Committee reviews and, if deemed appropriate, adjusts the annual salaries of our named executive officers on at least an annual basis. The Compensation Committee may from time to time grant performance or similar cash bonuses to our named executive officers at its discretion. The Compensation Committee may also periodically award options or warrants to our named executive officers under our existing option and incentive plans at its discretion.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2006.

                                 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

                                                                                               STOCK AWARDS
                                                                                 -----------------------------------------
                                                                                                                  EQUITY
                                                                                                       EQUITY    INCENTIVE
                                          OPTION AWARDS                                               INCENTIVE    PLAN
                  -------------------------------------------------------------                         PLAN      AWARDS:
                                                                                                       AWARDS:   MARKET OR
                                                 EQUITY                                                NUMBER     PAYOUT
                                               INCENTIVE                          NUMBER    MARKET       OF      VALUE OF
                                                 PLAN                               OF     VALUE OF    UNEARNED  UNEARNED
                    NUMBER        NUMBER        AWARDS:                           SHARES   SHARES OR   SHARES,    SHARES,
                      OF            OF         NUMBER OF                         OR UNITS  UNITS OF     UNITS    UNITS OR
                  SECURITIES    SECURITIES    SECURITIES                         OF STOCK   STOCK      OR OTHER    OTHER
                  UNDERLYING    UNDERLYING    UNDERLYING                           THAT      THAT      RIGHTS     RIGHTS
                  UNEXERCISED   UNEXERCISED   UNEXERCISED   OPTION                 HAVE      HAVE       THAT       THAT
                    OPTIONS       OPTIONS       UNEARNED   EXERCISE    OPTION       NOT       NOT      HAVE NOT   HAVE NOT
                      (#)           (#)         OPTIONS     PRICE    EXPIRATION   VESTED    VESTED      VESTED     VESTED
      NAME        EXERCISABLE  UNEXERCISABLE      (#)        ($)        DATE        (#)       ($)        (#)        ($)
---------------   -----------  -------------  -----------  --------  ----------  --------  ---------  ---------  ---------
Thomas M.
Wittenschlaeger     233,333      116,667(1)       --         1.00    07/15/2012     --        --          --        --
Bob van Leyen       300,000           --          --         1.00    09/29/2011     --        --          --        --
__________________________


(1)      These options vest on July 15, 2007.

COMPENSATION OF DIRECTORS

         Each of our non-employee directors is entitled to receive cash compensation in the amount of $15,000 per year for service on our board of directors. We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We currently have a policy in place to grant each non-employee director an option to purchase shares of our common stock on the date of his or her commencement of service as a director. We may also periodically award options or warrants to our directors under our existing option and incentive plans.

         The following table provides information concerning the compensation of our directors for the year ended December 31, 2006.

                              DIRECTOR COMPENSATION


                                                                       CHANGE
                                                                     IN PENSION
                                                                     VALUE AND
                                                       NON-EQUITY   NONQUALIFIED
                     FEES EARNED                       INCENTIVE      DEFERRED
                       OR PAID    STOCK    OPTION        PLAN       COMPENSATION    ALL OTHER
                       IN CASH    AWARDS   AWARDS     COMPENSATION    EARNINGS    COMPENSATION   TOTAL
      NAME               ($)        ($)    ($)(1)         ($)            ($)           ($)        ($)
-------------------  -----------  -------  ---------  ------------  ------------  ------------  -------
Larry L. Enterline      15,000       --    19,692(2)       --            --            --        34,692
Ken Bramlett            15,000       --    20,600(3)       --            --            --        35,600
Albert Wong             15,000       --    48,667(4)       --            --            --        63,667
___________________

(1) This column represents the dollar amount recognized for financial statement reporting purposes with respect to the year ended December
         31, 2006 for the fair value of stock options granted to each of our directors calculated in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to these option grants, refer to Note 1 of our financial statements and related notes beginning on page F-1 of this Proxy Statement. These amounts reflect only our accounting expense for these option grants and do not correspond to the actual value that will be recognized by our directors.
(2) At December 31, 2006, Mr. Enterline held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 58,333 options were vested at December 31, 2006.
(3) At December 31, 2006, Mr. Bramlett held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.
(4) At December 31, 2006, Mr. Wong held options to purchase an aggregate of 100,000 shares of common stock at an exercise price of $1.00 per share, of which 66,667 options were vested at December 31, 2006.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2006.


                                        Number of Shares to be      Weighted Average       Number of Securities
Plan Category                            Issued Upon Exercise        Exercise Price       Available for Issuance
-------------------------------------   ----------------------    -------------------    ------------------------
PLANS APPROVED BY STOCKHOLDERS
   2005 Stock Plan(1)                           370,500                  $1.00                   2,629,500

PLANS NOT APPROVED BY STOCKHOLDERS
   Non-Plan Stock Options(2)                  1,275,000                  $1.00                      N/A
   Warrants for Services(3)                   3,758,917                  $0.65                      N/A

TOTAL                                         5,404,417                  $0.75                   2,629,500

------------------------------------

(1) Our 2005 Stock Plan was approved by our Board of Directors on April 7, 2005 and approved by our shareholders on June 9, 2005 at our 2005 Annual Meeting of Shareholders. Under the 2005 Stock Plan, options to purchase up to 3,000,000 shares of our Common Stock may be granted. As of December 31, 2006, there were 370,500 options to purchase common stock which have been committed to by the Company to new employees and tentatively approved by our Board of Directors, subject to the 2005 Stock Plan being registered under applicable federal and state securities laws. These commitments will not be deemed granted until the 2005 Stock Plan has been registered under such laws.

(2) Consists of stock options to purchase shares of our common stock granted to our employees, executive officers and directors outside of a formal stock option plan. These stock options vest at the rate of 33?% on each of the first, second and third anniversaries of the date of grant and expire on the eight-year anniversary of the date of grant.
(3) Consists of warrants to purchase shares of our common stock granted in consideration for consulting services, advisory services, placement agent services and similar services rendered to us by third parties.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of Raptor Networks Technology, Inc.'s Board of Directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of Raptor Networks Technology, Inc., both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Raptor Networks Technology, Inc. that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Raptor Networks Technology, Inc. be included in Raptor Networks Technology, Inc.'s annual report on Form 10-KSB for the fiscal year ended December 31, 2006, for filing with the SEC. The Audit Committee also recommended the appointment of Comiskey & Company, P.C. to serve as the Company's independent auditors for the year ending December 31, 2007, and the Board of Directors concurred with such selection.

                                        AUDIT COMMITTEE:

                                        Larry L. Enterline, Chairman
                                        Ken Bramlett
                                        Albert Wong

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. These officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file.

         Based solely upon a review of copies of these reports furnished to us during 2006 and thereafter, or written representations received by us from reporting persons that no other reports were required, we believe that all
Section 16(a) filing requirements applicable to our reporting persons during 2006 were complied with.

                          COMMUNICATIONS WITH DIRECTORS

         Our Board of Directors has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of our Board of Directors, or the independent directors as a group, any committee of our Board of Directors or any Chair of any such committee by mail or electronically. To communicate with our Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to our Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at 1241
E. Dyer Rd., Suite 150, Santa Ana, California 92705. To communicate with any of our directors electronically, a shareholder should send an email to our
Secretary: bvanleyen@raptor-networks.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board of Directors will be forwarded promptly to the addressee. In the case of communications to our Board of Directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

       POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2006 annual meeting of shareholders, we had four directors, one of whom was in attendance at our 2006 annual meeting of shareholders.

                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

         Our Board of Directors currently consists of four directors: Thomas Wittenschlaeger, Ken Bramlett, Larry L. Enterline and Albert Wong. Our Board of Directors has approved an amendment to our Bylaws, to be effective as of April 30, 2007, to reduce the number of directors constituting our entire Board of Directors from four to three. Messrs. Wittenschlaeger, Bramlett and Enterline are each named as nominees for election as directors at the Annual Meeting.

         Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of Messrs. Wittenschlaeger, Bramlett and Enterline. Although it is anticipated that each nominee will be available to serve as a director, should a nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by our Board of Directors. Directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal.

         REQUIRED VOTE AND BOARD RECOMMENDATION

         Assuming a quorum is present at the Annual Meeting, the three nominees for director receiving the highest number of affirmative votes will be elected; votes withheld and votes against a nominee have no practical effect. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THOMAS WITTENSCHLAEGER, KEN BRAMLETT AND LARRY L. ENTERLINE AS DIRECTORS.

                                 PROPOSAL NO. 2
                                 --------------

             APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION

         Our Board of Directors has adopted and recommended that our shareholders approve an amendment to our Articles of Incorporation (the "Articles"), to increase the number of authorized shares of our common stock from 110,000,000 shares to 200,000,000 shares pursuant to the Articles of Amendment to Articles of Incorporation attached to this Proxy Statement as Appendix A.

         If adopted, the amendment would become effective upon the filing of the Articles of Amendment with the Colorado Secretary of State, which would occur as soon as practicable following the Annual Meeting. The remainder of our Articles will not change. The additional authorized shares of common stock would be available for future issuance from time to time as our Board of Directors may determine.

         Presently, our Articles also authorize 5,000,000 shares of preferred stock. The approval of Proposal No. 2 will neither increase nor decrease the number of authorized shares of preferred stock.

         On March 5, 2007, we had 54,759,897 shares of common stock issued and outstanding. On that date, an additional 2,172,500 shares of common stock were reserved for issuance pursuant to options under our equity compensation plans and an additional 49,784,995 shares of common stock were reserved for issuance pursuant to issued and outstanding warrants and convertible notes, including 34,078,554 shares of common stock reserved for issuance pursuant to the senior convertible notes and the Series L-1 Warrants, the Series M-1 Warrants, the Series L-2 Warrants and the Series M-2 Warrants (collectively, the "Warrants") described below.

         The following table illustrates the effect of the increase in the number of authorized shares of our common stock after we reserve for issuance all of the shares of common stock required to be reserved by the amended and restated purchase agreement described below.

                                  BEFORE THE AMENDMENT       AFTER THE AMENDMENT
                                  --------------------       -------------------
Authorized                                 110,000,000            200,000,000
Outstanding                                 54,759,897             54,759,897
Reserved                                    51,957,495             95,660,366(1)
Available for Future Issuance                3,282,608             49,579,737
__________________________

(1) Reflects number of shares to be reserved after giving effect to reservation for issuance all of the shares of common stock required to be reserved by the amended and restated purchase agreement described below. Such increase in the number of shares of common stock reserved for issuance is automatically triggered by approval of the proposed change of our Articles of Incorporation.

         REASON FOR AUTHORIZATION OF ADDITIONAL SHARES

         The primary reason for increasing our authorized level of common stock to 200,000,000 shares is to meet the requirements of the amended and restated purchase agreement described below. Our current authorized level of common stock is insufficient to cover the total number of shares issuable under the senior convertible notes and Warrants sold by us pursuant to the amended and restated purchase agreement. Among other consequences, our failure to obtain shareholder approval for the increase in our authorized level of common stock by April 30, 2007 (the date of the Annual Meeting) will result in an event of default under the senior convertible notes issued by us pursuant to the amended and restated purchase agreement.

         On July 30, 2006, we entered into a securities purchase agreement with three institutional accredited investors, which was subsequently amended and restated on January 22, 2007. Pursuant to the amended and restated purchase agreement, we issued senior convertible notes in the aggregate principal amount of approximately $8.8 million, Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of our common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of our common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock. We received aggregate gross proceeds of $6.6 million from the investors for our issuance of these securities.

         The senior convertible notes are convertible into shares of our common stock at an initial conversion price of $0.43948 per share. Based on this initial conversion price, the conversion in full of the aggregate principal amount of the senior convertible notes would result in our issuance of 20,034,834 shares of our common stock. In addition, the exercise in full of the Warrants would result in our issuance of an additional 39,797,031 shares of our common stock. Pursuant to the terms of the amended and restated purchase agreement, we have currently reserved 34,078,554 shares of our common stock for conversion of the senior convertible notes and exercise of the Warrants, which represents approximately 57% of the 59,831,865 shares issuable under the Warrants and senior convertible notes based on the initial conversion price. If the 59,831,865 shares underlying the senior convertible notes and Warrants are added to the 54,759,897 shares of common stock issued and outstanding and the 17,878,941 shares of common stock reserved for issuance pursuant to issued and outstanding options and other warrants and convertible notes as of March 5, 2007, it would result in an aggregate of 132,470,703 shares, which exceeds our current 110,000,000 authorized shares of common stock by 22,470,703 shares.

         In addition, upon shareholder approval to increase our authorized level of common stock to at least 200,000,000 shares, the amended and restated purchase agreement requires that we reserve for issuance 130% of the shares of common stock as from time to time may be issuable upon conversion in full of the senior convertible notes and exercise in full of the Warrants, which would result in our reservation of an aggregate of approximately 77,781,425 shares (130% of 59,831,865 shares) of common stock for the senior convertible notes and Warrants based on the initial $0.43948 conversion price of the senior convertible notes. Adding 77,781,425 shares to the 54,759,897 shares of common stock issued and outstanding and the 17,878,941 shares of common stock reserved for issuance pursuant to issued and outstanding options and other warrants and convertible notes as of March 5, 2007, would result in an aggregate of 150,420,263 shares of our common stock issued or reserved for issuance, which exceeds our current 110,000,000 authorized shares of common stock by 40,420,263 shares.

         Upon the satisfaction of certain conditions, we are permitted to pay principal payments and certain interest payments under the senior convertible notes in shares of our common stock, with the value our common stock used to make such payments based on the lower of the then applicable conversion price or a discount to the volume weighted average market price of our common stock calculated during a certain period prior to or after the payment of principal and/or interest. In addition, the initial conversion price of the senior convertible notes and the initial exercise price of the Warrants are subject to downward anti-dilution adjustments in most cases where we issue securities at a purchase, exercise or conversion price that is less than the then-applicable conversion price of the senior convertible notes or exercise price of the Warrants. The Warrants further provide that the number of shares issuable under the Warrants increase in the event of such a reduction in exercise price. As such, a downward adjustment of the conversion price of the senior convertible notes or exercise price of the Warrants, or our payment of principal and/or interest payments at a time when the volume weighted average market price of our common stock is at or less than the then-applicable conversion price, in each case could result in us issuing substantially more shares of our common stock under the senior convertible notes and Warrants than the 59,831,865 shares referenced above.

         Pursuant to the terms of the amended and restated purchase agreement, in an effort to ensure sufficient authorized common stock for conversion in full of the senior convertible notes and exercise in full of the Warrants, we have agreed to seek shareholder approval to increase our authorized level of common stock to at least 200,000,000 shares on or before April 30, 2007 (the date of the Annual Meeting). If shareholder approval is not obtained on or before April 30, 2007, the amended and restated purchase agreement requires that we continue to hold shareholder meetings every six months until shareholder approval for the increase in authorized common stock is approved.

         Among other things, our failure to obtain shareholder approval for the increase in our authorized level of common stock to 200,000,000 shares by April 30, 2007 will result in an event of default under the senior convertible notes. Among other rights of the investors, upon an event of default the senior convertible note holders are entitled to redeem all or any portion of the senior convertible notes at a significant discount to the lower of then applicable conversion-price or the market price of our common stock determined as of certain periods prior to or after the event of default. An event of default will also cause the interest rate of the senior convertible notes (which was 9.25% per annum as of March 5, 2007) to increase to 15% per annum.

         In addition to the requirements of the amended and restated purchase agreement and related senior convertible notes and Warrants discussed above, we believe approval of the proposed increase in our authorized level of common stock is necessary to enable us to respond to our future financing and business requirements involving the issuance of shares, including consummation of common stock-based financings, acquisition transactions involving the issuance of common stock, issuances of common stock under our equity compensation plans, stock splits or dividends and issuances of common stock for other general corporate purposes.

         In particular, if we do not experience a significant increase in revenues by June 30, 2007, we expect that additional capital will need to be raised to fund our continuing operations. In such event, we plan to utilize a significant portion of the shares that would become available upon approval of the increase in authorized common stock to engage in one or more additional private placements of common stock, warrants to purchase common stock, convertible notes or other equity-based securities to raise additional capital. However, we currently have no commitments for a future private placement or similar financing and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all. In addition, the terms of the amended and restated purchase agreement and senior convertible notes discussed above restrict our ability to engage in additional financing activities without the prior approval of the holders of the senior convertible notes and there can be no assurance that the senior convertible note holders will approve additional financing activities, if any.

         Approval of the proposed amendment to our Articles to increase our authorized level of common stock will also allow us to act promptly in the event opportunities requiring the issuance of additional shares arise. Failure of our shareholders to approve the proposed amendment would adversely affect our ability to pursue such opportunities and effectively eliminate future issuances of our common stock until such time as additional shares are authorized.

         The additional authorized shares of common stock that would become available if this proposed amendment is approved by our shareholders may be issued from time to time as our Board of Directors may determine, without prior notice to or further action of our shareholders, except in situations where shareholder approval is otherwise required by law or regulation. The issuance of any or all of these additional authorized shares of common stock would cause dilution to the voting rights and earnings per share of our outstanding shares of common stock. Our Board of Directors believes, however, that approval of the proposed increase in the number of authorized shares of our common stock is in the best interests of us and our shareholders since it would allow us to comply with certain of our obligations under the amended and restated purchase agreement and related senior convertible notes and facilitate the financings, corporate transactions and other corporate purposes stated above.

         Our Board of Directors may, in the future, be able to use the additional authorized shares of common stock as a defensive tactic against hostile takeover attempts by issuing additional shares under a shareholder rights plan, in a private placement or other transaction that causes substantial dilution to a person or group that attempts to acquire control of us through a merger or tender offer on terms or in a manner not approved by our Board of Directors, whether or not our shareholders view the change in control, merger or tender offer as favorable. We believe that the authorization of such additional shares of common stock will have no current anti-takeover effect, because no hostile takeover attempts are, to our management's or Board of Director's knowledge, currently threatened.

         We have a number of anti-takeover defenses. For example, consistent with the Colorado Business Corporation Act, we do not have cumulative voting provisions in either our Bylaws or our Articles. Also, our Articles authorize 5,000,000 shares of preferred stock. The affirmative vote of the holders of a majority of our common stock is required to designate one or more series of preferred stock and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. Thereafter, our Board of Directors has the authority to issue the preferred stock from time to time without any further action by our stockholders. The rights of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of the Company. Furthermore, preferred stock may have other rights, including economic rights, senior to common stock.

         Our shareholders have no preemptive right to acquire additional shares of common stock, which means that current shareholders do not have a right to purchase any new issue of shares of common stock in order to maintain their proportionate ownership interests in us.

         A copy of the proposed form of our Articles of Amendment to Articles of Incorporation authorizing 200,000,000 shares of common stock is attached to this Proxy Statement as APPENDIX A.

         FINANCIAL AND OTHER INFORMATION

         FINANCIAL STATEMENTS

         The financial statements and corresponding notes to the financial statements called for by this item appear under the caption "Index to Financial Statements" beginning on Page F-1 of this Proxy Statement.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition for the fiscal years ended December 31, 2005 and 2006. This discussion should be read in conjunction with our consolidated financial statements and related notes thereto beginning on page F-1 of this Proxy Statement. This discussion contains trend analysis and other forward-looking statements that involve risks and uncertainties, such as statements concerning future operating results; developments in markets and strategic focus; and future economic, business and regulatory conditions. Such forward-looking statements are generally accompanied by words such as "plan," "estimate," "expect," "believe," "should," "would," "could," "anticipate," "may," "forecast," "project," "pro forma," "goal," "continues," "intend," "seek" and other words that convey uncertainty of future events or outcomes. The cautionary statements included in the "Risk Factor" section of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 should be read as being applicable to all forward-looking statements wherever they may appear. Our actual future results could differ materially from those discussed herein. We disclaim any obligations subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

         Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of our financial statements requires our management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The significant accounting policies that are believed to be the most critical to aid in fully understanding and evaluating the reported financial results include inventory valuations, license fees and the recovery of deferred income tax assets.

         We determine our inventory value at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value.

         We have paid $260,000 to a supplier for a software platform related to our ER-1010 product. This license fee will be amortized and charged to cost of sales over the sale of 1,000 ER-1010 systems, which approximates the number of systems expected to be sold using the platform. We amortized $520 for the sale of two ER-1010 systems, $4,160 for the sale of 16 ER-1010 systems and $7,800 for the sale of 30 ER-1010 systems in 2004, 2005, and 2006 respectively.

         We review our long-lived assets and certain related intangibles for impairment periodically and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. We are required to exercise a considerable amount of judgment when estimating discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for either of the years ended December 31, 2005 or 2006.

         As part of the process of preparing our consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves us estimating the actual current tax liabilities together with assessing temporary differences resulting from different treatment of items for tax and accounting purposes. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

SELECTED FINANCIAL DATA

         The following table sets forth selected financial data regarding our financial position and operating results. This data should be read in conjunction with our consolidated financial statements and related notes thereto beginning on page F-1 of this Proxy Statement.

       RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005,
         COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2006 (IN THOUSANDS)


                                                  December 31,     December 31,
                                                      2005            2006
                                                    --------        --------
Net Sales                                           $    289        $    849
Cost of Sales                                            120             320
                                                    --------        --------

Gross Profit                                             169             529

Operating expenses
   Consulting Fees                                        --             105
   Finder's Fees                                       1,064             465
   Cost of warrants granted                            3,433              --
   Stock for services (non cash)                          --              --
   Salary expense                                      2,630           2,891
   Marketing expense                                     349             229
   Research and Development Costs                        403             546
   Selling, general and administrative                 2,767           2,405
                                                    --------        --------
Total operating expenses                              10,646           6,641

  Net Other Income (loss)                             (2,913)        (10,987)

Loss before Income tax provision                     (13,390)        (17,099)
  Income tax provision                                    --              --
                                                    --------        --------
Net loss                                            $(13,390)       $(17,099)
                                                    ========        ========

NET SALES

         For the fiscal years ended December 31, 2005 and December 31, 2006, we realized revenues of $289,236 and $849,285, respectively. The $560,049 increase in revenues between 2005 and 2006 resulted primarily from the start up of sales of our products into the entertainment industry. Another important cause of the increase in sales in 2006 was the purchase of equipment by systems integrators who during 2006 signed Value Added Reseller's (VAR) agreements with us.

         In 2006, we sold 30 ER-1010 core switch units and 23 OR-1048 edge switch units versus the sale of 16 ER-1010 units in 2005. In 2006, we sold our products to 18 customers; whereas in 2005, we sold our products to 7 customers.

         A majority of our 2006 revenues were earned in the fourth quarter of 2006. During that quarter, we realized $272,906 in revenues, a substantial increase over revenues for each of the first three quarters of 2006 which were $182,295, $204,969 and $189,115, for the first, second and third quarters, respectively. Fourth quarter revenues in 2006 of $272,906 also substantially exceeded fourth quarter revenues in 2005 of $155,800. During the fourth quarter 2006, we sold seven ER-1010 units and five OR-1048 units to five customers, mainly in the entertainment and education industries.

         Sales trends in 2006 indicate that our flagship product, the ER-1010 network core switch, is an attractive network product for the entertainment industry. We believe, the performance of the ER-1010 with respect to video streaming is superior to competitive legacy products. We believe that the superior performance of the ER-1010 in video streaming is one of several reasons for the ramp up we have seen for our product in the entertainment vertical in 2006. Taking into account the ramp up in 2006 and current discussions with several prospects in the entertainment vertical, we believe that this vertical represents a substantial growth opportunity for us in 2007.

         Another important trend we observed in 2006 was that our product has attractive features for government networks. Such features are price, security, resiliency and speed. Agreements were signed in 2006 with large system integrators who provide products and services to the government sector. These integrators purchased six ER-1010 units and two OR-1048 units from us in 2006 for demonstration purposes, contributing to our revenues in 2006. In the fourth quarter of 2006 we started testing our products at a government-owned test organization. We expect that, with the agreements which were put in place in 2006 and upon successful conclusion of the government testing program, sales to federal and local government will substantially contribute to our revenue growth beginning in 2007.

         Although to a lesser degree than was the case for entertainment, sales of our product into enterprise production networks also grew in 2006 over 2005. Selling cycles for our product in this vertical area are very long due to what we perceive as reluctance to adapt new technology in this type of market. We believe that the price and performance advantages of our product offering and the increased availability of favorable reference sites will reduce the enterprise production networks selling cycles in 2007 and beyond, while contributing towards growth in this vertical part of the market.

         We are continuing discussions with various third parties regarding the possibility of incorporating our technology/products into their product and service offerings. This could result in license fee income and/or additional product sales in 2007. However, at this point, we are engaged only in preliminary, non-binding discussions and there can be no guarantee that we will be able to secure any relationship with these third parties.

GROSS MARGIN

         Our gross margin was $168,936 and $529,212 in 2005 and 2006, respectively, representing an increase of $360,276 or 213%. The cause of this increase in gross margin was our increase in revenues and an improvement in gross margin percentage from 58% in 2005 to 62% in 2006. This gross margin improvement was due to a change in our proportionate number of sales in various markets, with the lower-margin education sector representing a smaller percentage of our overall sales in 2006 as compared to 2005.

OPERATING EXPENSES

         Total operating expenses, excluding cost of warrants, were approximately $7,213,000 and $6,641,000 in 2005 and 2006, respectively, representing a decrease of $572,000 or 8%. The primary cause of this decrease was the reduced finder's fees incurred in connection with private placements of our securities. Such finder's fees were reduced by $599,405 in 2006.

         Increases in Salary and Research & Development (R&D) expenses were offset by decreases in Marketing expenses and Selling, general and administrative expenses.

         The following descriptions detail our total operating expenses by expense category.

FINDERS' FEES

         Expenses for finders' fees were $1,064,405 and $465,000 in 2005 and 2006, respectively. In 2005, expenses of $1,064,405 consisted entirely of placement agent fees paid in connection with private placements of our securities. In 2006, our finder's fees consisted of a payment of $300,000 for placement agent fees paid in connection with the July 31, 2006 closing of our Senior Convertible Note Financing. In addition, in 2006, we paid $165,000 as a success fee for a bridge note financing. The variations in placement agent related expenses between these two years resulted from differences in both the gross proceeds raised through private placements of our securities during each year and the percentage of such proceeds that were paid as placement agent fees. We raised gross proceeds of $9,088,000 and $5,000,000 through such private placements in 2005 and 2006, respectively. In addition we obtained a bridge loan in the amount of $689,000 in 2006.

COST OF WARRANTS

         In 2005, we issued warrants to purchase shares of our common stock to investors and placement agents in connection with our private placements. The total charge for these warrants calculated as required by accounting rule EITF 00-19 was $3,432,994. The warrants issued in 2006 are associated with a convertible debt and therefore the charges for these warrants have been accounted for under "OTHER INCOME/ (LOSS") as described below.

SALARY EXPENSE

         Salary expense decreased from $3,072,206 in 2005 to $2,890,942 in 2006, a decrease of $181,264 or 6%. Major reasons for the decrease in salary expense in 2006 is a six person decrease of average headcount compared to 2005. This decrease was partially offset by an increase of salaries due to the introduction in 2006 of FAS 123R requiring the expensing of stock options resulting in a total charge of $168,214 and bonus payments and salary increases to certain employees. These bonuses and salary increases were necessary to maintain a reasonably competitive compensation structure because, as reported in previous filings, salaries had been previously adjusted downward to reduce expense run rates. Management believes that the 2006 salary expense, even following this latest set of increases may still not be indicative of our future salary expense, since once we achieve certain revenue goals, we intend to continue increasing annual salary levels for management level employees to what we believe to be more competitive levels.

MARKETING EXPENSES

         Marketing expenses decreased from $349,310 in 2005 to $229,381 in 2006, a decrease of $119,929 or 34%. The primary causes of this decrease were that we reduced advertising and promotional materials expenses. Advertising expenses were reduced by $90,000 in 2006. Based upon our 2005 advertising efforts, we concluded that we did not attain sufficient returns from monies spent on advertising.

RESEARCH AND DEVELOPMENT

         We spent $403,057 and $545,522 on research and development (R&D) in 2005 and 2006, respectively, an increase of $142,465 or 35%. The primary cause of this increase was the rent paid for additional design tools for both our hardware and software design teams, which increased by $240,000 in 2006 compared to 2005. This increase of rental expenses was partially offset by an approximate $94,000 decrease in expenses in 2006 incurred with respect to the establishment of our service activity as compared to 2005.

SELLING, GENERAL AND ADMINISTRATIVE

         Selling, general and administrative (SG&A) expenses increased from $2,324,939 in 2005 to $2,404,743 in 2006, a 1% increase. Main decreases were: A $39,000 reduction in expenses for IT support; a $210,000 reduction in expenses for inventory stored with third parties; and an $88,000 reduction in expenses for the cost of attending conferences. These decreases were offset by increased legal expenses of $120,000, caused by an increase of securities laws related legal support and increased rates charged by our law firm, and an increase of sales support expenses of $69,000 spent in connection with starting up new sales channels.

OTHER INCOME/ (LOSS)

         Other losses increased substantially from $2,912,965 in 2005 to $10,987,690 in 2006. The primary reason for the $8,074,725 increase in other losses is non-cash charges in the aggregate amount of $9,080,794 that we recorded with respect to our July 31, 2006 financing transaction as prescribed by FAS 133 and EITF 00-19. We are required to account for the warrants and the embedded conversion feature associated with this transaction as liabilities at their respective estimated fair values. We are also required to adjust the estimated fair values of these liabilities at each period-end with the resultant gain or loss recorded against earnings and such amounts aggregated $9,080,794 during the year ended December 31, 2006. The warrants and conversion feature are valued using the Black-Scholes option pricing model. We believe that the closing price of our common stock, the estimated life of the financial instrument and the applicable volatility rates are the key assumptions used in the valuation calculation. In connection with our July 31, 2006 financing transaction, we also recorded debt discounts of $7,499,794 and we amortized $1,562,456 of such debt discount into expenses during the year ended December 31, 2006.

         The 2005 other losses were primarily attributable to a $2,652,000 non-cash charge in connection with the conversion on notes which converted to equity in 2005 and which charge was booked as prescribed under paragraph 13 of EITF 98-5.

         Interest expense increased from $263,744 in 2005 to $346,049 in 2006, an increase of $82,305. The main reason for this increase is the higher interest expense of $64,000 incurred in connection with our 2006 financings compared to the interest incurred in connection with similar financing activities incurred in 2005.

LIQUIDITY AND CAPITAL RESOURCES

         Our independent auditors have qualified their opinion with respect to our financial statements to include an explanatory paragraph related to our ability to continue as a going concern in their report for each of our fiscal years ended December 31, 2006, 2005, 2004 and 2003. Reports of independent auditors questioning a company's ability to continue as a going concern generally are viewed very unfavorably by analysts and investors. There are a number of risks and challenges associated with such a qualified report including, but not limited to, a significant impediment to our ability to raise additional capital or seek financing from entities that will not conduct such transactions in the face of such increased level of risk of insolvency and loss, increased difficulty in attracting talent, and the diversion of the attention of executive officers and other key employees to raising capital or financing rather than devoting time to the day-to-day operations of our business. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements and related notes beginning on page F-1 of this Proxy Statement, the cautionary statements included in the "Risk Factor" section of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 , and to seek independent advice concerning the substantial risks related thereto before making a decision to invest in us.

         For the years ended December 31, 2005 and 2006, we sustained net losses of $13,390,940 and $17,099,574, respectively. Since our inception, including the period ended December 31, 2006, we have realized negligible revenues and have financed our operations almost exclusively from cash raised through a series of equity and debt financings and not with cash generated from operations. As of December 31, 2006, we had a deficit in working capital of $16,799,965. Our management has attempted and continues to attempt to address these financial conditions by seeking additional debt and equity financing to fund our continuing operations, as more fully described below. We anticipate that the proceeds from our Senior Convertible Note Financing (described under the caption "Senior Convertible Note Financing" below) will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007, we expect that additional capital will need to be raised to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

December 2003 - April 2004 Convertible Loans
--------------------------------------------

         During the period between December 2003 through April 2004, we obtained convertible loans totaling $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of our common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If not previously voluntarily converted, the total amount of principal and accrued but unpaid interest thereunder shall automatically convert into shares of our common stock at a conversion rate of $3.50 per share on April 15, 2007.

April 2004 Financing
--------------------

         In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

June 2004 Financing
-------------------

         In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.

10% Convertible Bridge Notes
----------------------------

         During the period between November 2004 and February 2005, we issued convertible notes (the "10% Notes") to forty-one accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash. Our net proceeds were $2,124,000, after the payment of a 10% placement agent fee to Burnham Hill Partners, a division of Pali Capital, Inc. (a NASD-registered broker-dealer) ("Burnham Hill"), who acted as placement agent for the financing. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these notes, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of our common stock or other equity-based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"). However, for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion following a 10% Note Qualified Financing, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

         As of the August 25, 2005 closing of our 2005 Private Placement of "units" (described below under the caption "2005 Private Placement of Common Stock and Warrants") we had raised total gross proceeds of $3,558,500 through the 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described below under the heading "8% Convertible Bridge Notes"), we secured additional private debt financing in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, our aggregate gross proceeds were $4,158,500. As a result, we achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

         As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of our 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase our common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire August 25, 2010, and, so long as certain other conditions set forth in the Series G-BH Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share.

         In addition, the 10% Note holders were issued 1,416,000 Series E Warrants. These Series E Warrants had an original exercise price of $0.60 per share of common stock and expire five years from the respective noteholder's 10%
Note issuance date. However, pursuant to the anti-dilution provisions of the Series E Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.52 per share as of March 12, 2007. In the event the closing bid price of our common stock exceeds $2.50 per share and certain other conditions set forth in the Series E Warrants are met, 50% of the Series E Warrants are callable by us during the first two years after their respective date of issuance, and 100% of the Series E Warrants are callable by us thereafter.

         We also issued 602,393 Series J placement agent warrants to designees of Burnham Hill for placement agent services provided in conjunction with the 10% Note financing. The Series J Warrants had an original exercise price of $0.50 per shares of common stock and expire August 25, 2010. However, pursuant to the anti-dilution provisions of the Series J Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

8% Convertible Bridge Notes
---------------------------

         During the period between February 2005 and April 2005, we secured private debt financing from ten accredited investors in the original aggregate principal amount of $600,000. Our net proceeds were $528,000 after the payment of a 12% placement agent fee to Brookstreet Securities Corporation (a NASD-registered broker-dealer), who acted as placement agent for the financing. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of our common stock if we raised at least $3,000,000 in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

         As of the July 15, 2005 closing of our 2005 Private Placement, we had raised total gross proceeds of $2,416,000 through the 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, we achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

         As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of our common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of our common stock.

         We also issued 231,036 Series F placement agent warrants to Brookstreet Securities Corporation and its designees for placement agent services provided in conjunction with the 8% Note financing. The Series F Warrants have an exercise price of $0.40 per share of common stock and expire on the earlier of April 23, 2010 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation.

2005 Private Placement of Common Stock and Warrants
---------------------------------------------------

         During the period between April 2005 and November 2005, we sold a combination of common stock and warrants in a private placement transaction to 189 accredited investors (the "2005 Private Placement"). The common stock and warrants were sold as "units," with each unit consisting of four shares of common stock and one Series G Warrant to purchase common stock. The price per unit was $2.00. We raised aggregate gross proceeds of $7,128,375 under this private placement transaction and issued 14,256,750 shares of common stock and Series G Warrants to purchase an aggregate of 3,564,188 shares of common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from their respective date of issuance, and, so long as certain other conditions set forth in the Series G Warrants are met, are callable by us the first day after the 30-trading-day average price of our common stock exceeds $3.50 per share. Our net proceeds were $6,272,970 after the payment of $855,405 in placement agent fees to Brookstreet Securities Corporation, who acted as placement agent for the transaction.

         In addition, we issued Series H placement agent warrants to acquire up to 2,138,513 shares of common stock to Brookstreet Securities Corporation and its designees for placement agent services rendered in conjunction with the 2005 Private Placement. The Series H Warrants had an original exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of our assets in which our shareholders do not own a majority of the outstanding shares of the surviving corporation. However, pursuant to the anti-dilution provisions of the Series H Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $0.47 per share as of March 12, 2007.

April 2006 Loan Agreement
-------------------------

         On April 28, 2006, we, along with our wholly-owned subsidiary Raptor Networks Technology, Inc., a California corporation, entered into a senior loan agreement whereby we could borrow, upon the satisfaction of certain conditions, up to $1,100,000. The loan was structured as a non-amortizing revolving loan. The outstanding daily balance of the loan bore interest at a floating rate per annum equal to the greater of (i) prime rate plus 4% or (ii) 11.75%. The loan was secured by a first priority security interest in collateral consisting of substantially all of our and our subsidiary's assets, including accounts receivable, inventory, equipment, intellectual property, contract rights, cash and deposits. On July 31, 2006, we paid the entire outstanding balance of principal and accrued but unpaid interest in the amount of $705,316 and fees in the amount of $165,000, at which time our obligations under this loan agreement were satisfied in full.

Senior Convertible Note Financing
---------------------------------

         On July 30, 2006, we entered into a Securities Purchase Agreement with three institutional accredited investors in connection with a private placement transaction providing for, among other things, our issuance of senior convertible notes in the aggregate principal amount of $5 million, Series L Warrants to purchase up to an aggregate of 17,065,623 shares of our common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of our common stock. We received aggregate gross proceeds of $5 million from the investors for our issuance of these notes and warrants. We also entered into a registration rights agreement with the investors that required us to register up to 130% of the shares underlying the notes, Series L Warrants and Series M Warrants with the SEC.

         We subsequently entered into Amendment and Exchange Agreements, dated January 18, 2007 and amended and restated on January 22, 2007, with the investors from the July 30, 2006 private placement providing for certain amendments to the senior convertible notes, Series L Warrants, Series M Warrants and registration rights agreement. These amendments include, but are not limited to, an increase in the principal amount of the notes from an aggregate of $5 million to an aggregate of approximately $7.2 million, an increase in the aggregate number of shares of common stock issuable upon exercise of the Series L Warrants by 5,688,540 (from an aggregate of 17,065,623 shares to an aggregate of 22,754,163 shares), and a reduction in the exercise price of the Series L Warrants and the Series M Warrants from $0.5054 per share to $0.43948 per share. We did not receive any additional cash consideration for these amendments. The amendments provided for by the Amendment and Exchange Agreements were reflected by our issuance of amended and restated notes, Series L-1 Warrants and Series M-1 Warrants and by entering into an amended and restated registration rights agreement with the investors.

         In addition, the Amendment and Exchange Agreements provided for an additional private placement transaction with one of the investors resulting in our issuance of an additional senior convertible note in the principal amount of $1.6 million, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock. We received aggregate gross proceeds of $1.6 million from the investor for our issuance of these additional note and warrants.

         The following is a brief summary of the July 30, 2006 private placement, as amended by the Amendment and Exchange Agreements (the "Senior Convertible Note Financing").

         Amended Purchase Agreement
         --------------------------

         As described above, the Securities Purchase Agreement, as amended by the Amendment and Exchange Agreements (the "Amended Purchase Agreement"), provided for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of our common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of our common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of our common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of our common stock (the Series L-1 Warrants, Series M-1 Warrants, Series L-2 Warrants and Series M-2 Warrants collectively referred to as the "Senior Note Warrants"). We received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants.

         The Amended Purchase Agreement contains representations and warranties made by us and the investors which are typical for transactions of this type. The representations and warranties made by us in the Amended Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the investors. Accordingly, the representations and warranties contained in the Amended Purchase Agreement should not be relied upon by others who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

         The Amended Purchase Agreement contains commitments by us that we will not engage in certain activities which are typical for transactions of this type, as well as the following covenants:

              o We will use the estimated $6.2 million in net proceeds approximately as follows:

                           Pay down of debt                         $ 1,200,000

                           Funding of operations                    $ 3,500,000

                           Capital expenditures                       $ 500,000

                           Working capital                          $ 1,000,000

              o We will not, while the senior convertible notes are outstanding, directly or indirectly redeem or pay any cash dividend or distribution on our common stock, without the consent of the holders of the senior convertible notes.

              o We will not issue any additional senior convertible notes or any form of convertible, exchangeable or exercisable securities with a price that varies or may vary with the market price of our common stock, and we will not conduct any securities offerings until:

                   o our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares; and

                   o the Initial Registration Statement (as defined below) and all Additional Registration Statements (as defined below) are declared effective by the SEC.

              o We will not file any registration statements, other than the Initial Registration Statement and the Additional Registration Statements, with the SEC within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

              o We will not conduct any other securities offerings or be party to any solicitations, negotiations or discussion regarding any other securities offering within 120 business days following the date the Initial Registration Statement or any Additional Registration Statement is declared effective by the SEC.

              o    We will offer to the investors, until the later to occur of
                   (i) July 31, 2008 or (ii) the date on which none of the senior convertible notes are outstanding, the opportunity to participate in any of our subsequent securities offerings.

              o We will seek stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares and if, despite our best efforts, stockholder approval is not obtained on or before April 30, 2007, we will continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained; provided that if our Board of Directors does not recommend that our stockholders approve the increase in authorized common stock and stockholder approval is not obtained, then we shall continue to seek stockholder approval every three months until the senior convertible notes are no longer outstanding or until stockholder approval is obtained.

              o If our common stock is listed on a market other than the OTC Bulletin Board and the issuance of the shares underlying the senior convertible notes and Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulation of such other market, then we will seek stockholder approval as required by such other market to permit the listing of all of the shares underlying the senior convertible notes and Senior Note Warrants within 75 days of our common stock being listed on the exchange or market and if, despite our best efforts, stockholder approval is not obtained, continue to seek stockholder approval every six months thereafter until such stockholder approval is obtained or the senior convertible notes are no longer outstanding.

         The Amended Purchase Agreement also obligates us to indemnify the investors, subsequent holders of the senior convertible notes and Senior Note Warrants and various related parties for certain losses including those resulting from (1) any misrepresentation or breach of any representation or warranty made by us, (2) any breach of any of our obligations, and (3) certain claims by others.

         Senior Convertible Notes
         ------------------------

         The senior convertible notes have an aggregate principal amount of approximately $8.8 million and are convertible into shares of our common stock at an initial conversion price of $0.43948 per share, subject to adjustment as described below (the "Conversion Price"). The senior convertible notes mature on July 31, 2008 (the "Maturity Date"), subject to the right of the investors to extend the date for the payment of any installment of principal (as described below). The senior convertible notes bear interest at the rate of 9.25% per annum, which rate may be adjusted to 7.0% per annum at the beginning of each calendar quarter if certain conditions are satisfied. The interest rate is increased to 15% upon the occurrence of an event of default (as described below).

         REPAYMENT OF PRINCIPAL

         The principal amount of the senior convertible notes is to be repaid beginning on the earlier of (i) the first day of the month following the month the Initial Registration Statement is declared effective by the SEC and (ii) May 1, 2007, and, thereafter, the first day of each calendar month. The amount of each payment shall be equal to the quotient of (a) the aggregate outstanding principal of the senior convertible notes divided by (b) the number of months until the Maturity Date. Such principal payments shall be paid in shares of our common stock (subject to the satisfaction of the conditions listed below) or, at our option, in cash or a combination of cash and shares of common stock.

         In order for principal payments to be paid in shares of our common stock, all of the following conditions must be satisfied at the time of such payment:

              o    Either:

                   o The shares of common stock used to make the principal payment are covered by a registration statement that has been effective for a certain continuous period of time (up to six months), subject to certain grace periods; or

                   o All shares of common stock issuable upon conversion in full of the senior convertible notes and exercise in full of the Senior Note Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws;

              o During the entire six-month period immediately preceding the principal payment date, our common stock shall have been designated for quotation on the OTC Bulletin Board, or any other eligible exchange or market permitted by the senior convertible notes, and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days due to business announcements by us) nor shall delisting or suspension by such exchange or market been threatened or pending either in writing by such exchange or market or due to our falling below the minimum listing maintenance requirements of such exchange or market;


              o During the entire one-year period immediately preceding the principal payment date, we shall have delivered shares of common stock upon conversion of the senior convertible notes and upon exercise of the Senior Note Warrants on a timely basis;

              o The common stock used to make the principal payment may be issued without violating the ownership limitations described in more detail below prohibiting an investor from owning in excess of 4.99% of our outstanding shares of common stock (which limit may be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon 61-days prior notice to us) and without violating the regulations of the OTC Bulletin Board or other eligible exchange or market on which our common stock may then trade;

              o We have not failed to timely make any payments due under the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement, within ten business days of when such payment is due;

              o During the entire six-month period immediately preceding the principal payment date, we shall not have publicly announced that certain types of transactions involving a change of control are pending, proposed or intended that have not been abandoned, terminated or consummated;

              o During the entire six-month period immediately preceding the principal payment date, no event shall have occurred that constitutes, or with the passage of time or giving of notice would constitute, an event of default under the senior convertible notes;

              o    We shall have no knowledge of any fact that would cause:

                   o The registration statement covering the shares of common stock used to make the principal payment not to be effective and available for the resale of such shares of common stock, or

                   o Any shares of common stock issuable upon conversion of the senior convertible notes or upon exercise of the Senior Note Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) of the Securities Act and any applicable state securities laws;

              o If the principal payment to be made in shares of common stock occurs after April 30, 2007, we must have obtained stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares;

              o If our common stock is listed on an exchange or market other than the OTC Bulletin Board and the issuance of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants would exceed the number of shares of common stock we may issue under the rules and regulations of such exchange or market, then we must have obtained stockholder approval, within 75 days of our common stock being listed on the exchange or market, to permit the listing of all of the shares of common stock underlying the senior convertible notes and the Senior Note Warrants; and

              o We must be in compliance with, and must not have breached any provision, covenant, representation or warranty of, the Amended Purchase Agreement, the senior convertible notes, the Senior Note Warrants or the amended and restated registration rights agreement.

         When we use common stock to make a principal payment, we shall deliver shares to the investors the day after the principal payment due date in an amount equal to the principal payment amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("First Calculation"). After 20 trading days have elapsed from the principal due date, the amount of principal paid in common stock will then again be divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the 20 days after the principal payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share ("Second Calculation"). If the Second Calculation results in a larger number than the First Calculation, the investors shall be issued additional shares of common stock to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the senior convertible note will be reduced.

         Subject to our right to require the investors to convert all or a portion of the senior convertible notes, which is discussed below, the investor may, upon notice to us, elect to defer payments for a period of up to two years from the date such installment was originally due.

         PAYMENT OF INTEREST

         Interest on the senior convertible notes is payable quarterly beginning on April 1, 2007. The portion of each interest payment that relates to principal amounts paid by us in shares of common stock may, at our option if certain conditions are satisfied, be paid by the issuance of common stock. The other portion of each interest payment must be paid in cash. Any shares of common stock used to pay interest will be valued at 90.0% of the arithmetic average of the weighted average price of the common stock for the five trading days preceding the interest payment date; provided that the shares of common stock used to pay interest will be valued at 92.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         CONVERSION

         The senior convertible notes are convertible at the option of the holders into shares of our common stock at an initial Conversion Price of $0.43948 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable Conversion Price, immediately reduces the Conversion Price to equal the price at which we issue or are deemed to have issued our common stock.

         Subject to certain conditions, we may require the investors to convert up to 50%, subject to certain limitations, or 100%, of the senior convertible notes after the SEC has declared effective the Initial Registration Statement at any time when the shares of our common stock are trading at or above 150% of the initial Conversion Price in the case of a conversion of up to 50% of the senior convertible notes or at or above 175% of the initial Conversion Price in the case of a conversion of up to 100% of the senior convertible notes (a "Mandatory Conversion"). The senior convertible notes contain certain limitations on optional and mandatory conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the investor, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the investor upon 61-days prior notice to us.

         The senior convertible notes impose penalties on us for any failure to deliver any shares of our common stock issuable upon conversion.

         EVENTS OF DEFAULT

         The senior convertible notes contain a variety of events of default which are typical for transactions of this type, as well as the following events:

              o The failure of any registration statement required by the amended and restated registration rights agreement to be declared effective by the SEC within 60 days after the date required by the amended and restated registration rights agreement or the lapse or unavailability of such registration statement for more than 10 consecutive days or more than an aggregate of 30 days in any 365-day period (other than certain allowable grace periods).

              o The suspension from trading or failure of our common stock to be listed for trading on the OTC Bulletin Board or another eligible market for more than 5 consecutive trading days or more than an aggregate of 10 trading days in any 365-day period.

              o Our failure to issue shares upon conversion of a senior convertible note for more than 10 business days after the relevant conversion date or a notice of our intention not to comply with a request for conversion.

              o The failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance to the terms of the senior convertible notes.

              o The failure to obtain stockholder approval to increase our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares on or before April 30, 2007.

         If there is an event of default, then the investors have the right to redeem all or any portion of the senior convertible notes, at the greater of (i) up to 125% of the sum of the outstanding principal, interest and late fees, depending on the nature of the default, and (ii) the product of (a) the greater of (1) the closing sale price for our common stock on the date immediately preceding the event of default, (2) the closing sale price for our common stock on the date immediately after the event of default and (3) the closing sale price for our common stock on the date an investor delivers its redemption notice for such event of default, multiplied by (b) 130% of the number of shares into which the senior convertible notes (including all principal, interest and late fees) may be converted.

         FUNDAMENTAL TRANSACTIONS

         The senior convertible notes prohibit us from entering into certain transactions involving a change of control, unless the successor entity is a publicly traded corporation, whose common stock is quoted on or listed on one of the exchanges specified in the senior convertible notes, and the successor assumes in writing all of our obligations under the senior convertible notes and the other transaction documents.

         In the event of such a transaction, the investors have the right to force redemption of the senior convertible notes, at the greater of (i) 150% of the sum of the principal and interest and late fees, and (ii) the product of (x) 130% of the sum of the amount of principal, interest and late fees to be redeemed and (y) the quotient determined by dividing (A) the closing sale price of our common stock after the announcement of a change of control by (B) the conversion price; provided, however, that if the change in control consideration exceeds 200% of the conversion price then in effect, then the 130% premium will be reduced to 120%.

         CONVERSION AND REDEMPTION

         The investors may accelerate the partial payment of the senior convertible notes by requiring that we convert, or at our option, redeem in cash, up to an amount equal to 20% of the aggregate dollar trading volume of our common stock over the prior 20 trading day period. If we use common stock to make the acceleration payment, we shall deliver shares to the investors in an amount equal to the principal amount divided by the lower of the Conversion Price or a 10.0% discount to the volume weighted average price of our common stock for the five days preceding the payment date; provided that the discount will be reduced to 7.5% if the volume weighted average price for the 20 previous trading days is above $1.00 per share.

         COVENANTS

         The senior convertible notes contain a variety of obligations on our part not to engage in certain activities, which are typical for transactions of this type, as well as the following:

              o We will initially reserve out of our authorized and unissued common stock an aggregate of 34,078,554 shares for the conversion of the senior convertible notes and exercise of the Senior Note Warrants; provided, however, that if and after our stockholders approve an increase in our authorized level of common stock from 110,000,000 shares to at least 200,000,000 shares, we will reserve a number of shares equal to 130% of the number of shares of common stock issuable upon conversion of the senior convertible notes and exercise of the Senior Note Warrants.

              o We will not incur other indebtedness, except for certain permitted indebtedness.

              o We will not incur any liens, except for certain permitted liens.

              o We will not, directly or indirectly, redeem or repay all or any portion of any permitted indebtedness if at the time such payment is due or is made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an event of default has occurred and is continuing.

              o We will not redeem, repurchase or pay any dividend or distribution on our capital stock without the consent of the investors holding a majority of the aggregate outstanding principal of the senior convertible notes.

         PARTICIPATION RIGHTS

         The holders of the senior convertible notes are entitled to receive any dividends paid or distributions made to the holders of our common stock on an "as if converted to common stock" basis.

         LIMITATIONS ON TRANSFER

         The senior convertible notes may be sold, assigned or transferred by the investors without our consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the holders of the senior convertible notes shall have the right to acquire the same as if it had converted its senior convertible note into common stock.

         Series L Warrants and Series M Warrants
         ---------------------------------------

         The Series L-1 Warrants and Series L-2 Warrants are immediately exercisable and, in the aggregate, entitle the holders thereof to purchase up to 30,035,495 shares of our common stock. The Series M-1 Warrants and Series M-2 Warrants become exercisable only upon a Mandatory Conversion, if any, and, in the aggregate, entitle the holders thereof to purchase up to 9,761,536 shares of our common stock. All of the Senior Note Warrants have an exercise price of $0.43948 per share and expire 84 months after a registration statement covering the shares underlying the respective Senior Note Warrant is declared effective by the SEC.

         Similar to the senior convertible notes, the Senior Note Warrants require payments to be made by us for failure to deliver the shares of common stock issuable upon exercise. The Senior Note Warrants also contain similar limitations on exercise, including the limitation that the investors may not own in excess of 4.99% of our outstanding shares of common stock (subject to an increase or decrease, upon at least 61-days notice by an investor to us, of up to 9.99%).

         ANTI-DILUTION PROTECTION

         The exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to adjustments for stock splits, combinations or similar events. In addition, the exercise price of the Senior Note Warrants and the number of shares issuable upon exercise of the Senior Note Warrants are subject to a "full ratchet" anti-dilution adjustment which, in the event that we issue or are deemed to have issued certain securities at a price lower than the then applicable exercise price, immediately reduces the exercise price of the Senior Note Warrants to equal the price at which we issue or are deemed to have issued our common stock and increases the number of shares exercisable under the Senior Note Warrants by a ratio equal to the old exercise price divided by the new reduced exercise price.

         FUNDAMENTAL TRANSACTIONS

         We may not enter into a transaction involving a change of control unless the successor entity assumes our obligations under the Senior Note Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Senior Note Warrants. Upon the occurrence of a transaction involving a permitted change of control, the holders of the Senior Note Warrants will have the right, among others, to have the Senior Note Warrants repurchased for a purchase price in cash equal to the Black Scholes value (as calculated pursuant to the Senior Note Warrants) of the then unexercised portion of the Senior Note Warrants.

         PURCHASE RIGHTS

         If we issue options, convertible securities, warrants, stock, or similar securities to holders of our common stock, the holders of the Senior Note Warrants shall have the right to acquire the same as if it had exercised its Senior Note Warrants.

         Amended and Restated Registration Rights Agreement
         --------------------------------------------------

         The amended and restated registration rights agreement required that we file a registration statement with the SEC on or before January 29, 2007 (the "Initial Registration Statement") for the resale by the investors of at least 15,267,292 shares of our common stock underlying the senior convertible notes. We filed the Initial Registration Statement with the SEC on January 24, 2007. The Initial Registration Statement must be declared effective by the SEC on or before April 15, 2007.

         We are also required to file additional registration statements (each an "Additional Registration Statement") for the resale of our common stock underlying the senior convertible notes and Senior Note Warrants, which are to be filed with the SEC within 30 days of the request of an investor. Investor requests may be made at any time on or after the five month anniversary of the effective date of the most recent registration statement covering shares underlying the senior convertible notes or Senior Note Warrants. Each Additional Registration Statement shall cover the maximum number of shares permitted by the SEC. Each Additional Registration Statement must be declared effective by the SEC within 60 days of the applicable investor request (or 90 days if there is a full review by the SEC of the applicable Additional Registration Statement). Our obligation to file Additional Registration Statements continues until either all of the shares of our of common stock underlying the senior convertible notes and Senior Note Warrants have been covered by a registration statement or all of the shares of our common stock underlying the senior convertible notes and Senior Note Warrants may be sold by the investors without restriction under Rule 144(k) promulgated under the Securities Act.

         Subject to certain grace periods, the Initial Registration Statement and each Additional Registration Statement must remain effective and available for use until the earlier of the date the investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(k) and the date all such securities have been sold pursuant to the registration statement. If we fail to meet the filing or effectiveness requirements of the Initial Registration Statement or any Additional Registration Statement, subject to certain grace periods, we are required to pay liquidated damages of $132,000 on the date of such failure and on every 30th day thereafter until such failure is cured. The total penalties payable by us for our failure to meet these filing and effectiveness requirements are capped at $825,000. The amended and restated registration rights agreement provides for customary indemnification for us and the investors.

         Placement Agent Fees and Warrants
         ---------------------------------

         In connection with the Senior Convertible Note Financing, we paid aggregate placement agent fees to Montgomery & Co., LLC (a NASD-registered broker-dealer) in the amount of $396,000 in cash ($300,000 associated with the July 30, 2006 private placement and $96,000 associated with the January 18, 2007 private placement) and issued warrants to the Montgomery 2006-5 Partnership, as a designee of Montgomery & Co., LLC, to purchase an aggregate of 600,710 shares of our common stock (455,084 warrants associated with the July 30, 2006 private placement and 145,626 warrants associated with the January 18, 2007 private placement). The warrants have an exercise price of $0.43948 per share and expire 5 years from the date of issuance.

         The foregoing raises during fiscal years ended December 31, 2004, 2005 and 2006 and during the first several weeks of 2007 have enabled us to further enhance and stabilize product performance, reduce the cost of manufacturing by redesign, build an inventory of finished products, generate a certain level of interest in the marketplace and support our continuing operations. We anticipate that the proceeds from our Senior Convertible Note Financing described above will be sufficient to support our operations through August 30, 2007. However, if we do not experience a significant increase in revenues by June 30, 2007, we expect that additional capital will need to be raised to fund our continuing operations and there can be no assurance that we will be able to obtain requisite financing on acceptable terms, if at all.

         The descriptions of the documents and agreements discussed above are qualified by reference to the complete text of those documents and agreements. However, those documents and agreements, including without limitation the representations, warranties, covenants and other provisions of those documents and agreements, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in our reports under the Securities Exchange Act of 1934, as amended.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         We have had no change of, nor disagreements with, our accountants since our inception.

         REQUIRED VOTE AND BOARD RECOMMENDATION

         Assuming the holders of common stock entitled to cast a majority of the total votes of the outstanding shares of common stock entitled to vote on this proposal, represented in person or by proxy, are present at the Annual Meeting, this proposal will be approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED LEVEL OF OUR COMMON STOCK.

                                 PROPOSAL NO. 3
                                 --------------

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has appointed the firm of Comiskey & Company, P.C. ("Comiskey & Company") as our independent certified public accountants for the fiscal year ending December 31, 2007, and our Board of Directors requests our shareholders to ratify this appointment. Although shareholder approval of the selection of the independent public accountant is not required by law, we have determined that it is desirable to request the ratification of our shareholders of the Audit Committee's appointment of Comiskey & Company as our independent public accountant for the year ending December 31, 2007. In the event that our shareholders do not ratify the selection of Comiskey & Company as our independent public accountants, the Audit Committee will consider the selection of another independent public accounting firm.

         A representative of Comiskey & Company is not expected to be present at the Annual Meeting. Shareholder inquiries of Comiskey & Company during the Annual Meeting will be noted by us and delivered to Comiskey & Company for response.

         ACCOUNTING FEES

         The Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee considers whether the performance of any service by our independent accountants is compatible with maintaining such accountant's independence.

         The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2005 and December 31, 2006 by our auditors, Comiskey & Company, P.C. ("Comiskey & Company").

                                          FISCAL 2005         FISCAL 2006
                                          -----------         -----------

               Audit Fees(1)              $    19,023         $    29,027

               Audit-Related Fees(2)      $       364         $         -

               Tax Fees(3)                $     3,000         $     2,200

               All Other Fees(4)          $         0         $       325

-----------------

(1) AUDIT FEES consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Comiskey & Company in connection with statutory and regulatory filings or engagements.

(2) AUDIT-RELATED FEES consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." This category includes fees related to due diligence services pertaining to potential business acquisitions/disposition; and consultation regarding accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standard or interpretation by the SEC, FASB or other regulatory or standard-setting bodies as well as general assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act of 2002.

(3) TAX FEES consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance, planning and advice.

(4) ALL OTHER FEES consist of fees for products and services other than the services reported above.

         In selecting Comiskey & Company, the Audit Committee considered Comiskey & Company's qualifications as independent public accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor's independence will not be impaired. The Audit Committee has considered and determined that Comiskey & Company's provision of non-audit services to us during 2006 is compatible with and did not impair Comiskey & Company's independence.

REQUIRED VOTE AND BOARD RECOMMENDATION

         Although shareholder ratification is not required for our appointment of Comiskey & Company as our independent public accountants for the fiscal year ending December 31, 2007, our Board of Directors has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Assuming the holders of shares entitled to cast a majority of the total votes of the outstanding shares of stock entitled to vote on this proposal, represented in person or by proxy, are present at the Annual Meeting, this proposal will be ratified and approved if the votes cast in favor of this proposal exceed the votes cast opposing this proposal. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COMISKEY & COMPANY, P.C. TO SERVE AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

                                  ANNUAL REPORT

         A copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                            PROPOSALS OF SHAREHOLDERS

         Pursuant to Rule 14a-8 under the Exchange Act, proposals by shareholders which are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting of shareholders must be received by us by December 3, 2007 in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary at our corporate headquarters and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be received by our Secretary at our corporation headquarters no later than February 14, 2008. Each shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.

                                  OTHER MATTERS

         Our Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

         OUR SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                  By Order of the Board of Directors,

                                 RAPTOR NETWORKS TECHNOLOGY, INC.




                                 Bob van Leyen,
                                 Chief Financial Officer and Secretary

Santa Ana, California
March 30, 2007

OUR SHAREHOLDERS MAY OBTAIN FREE OF CHARGE AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY WRITING TO:
INVESTOR RELATIONS, RAPTOR NETWORKS TECHNOLOGY, INC., 1241 E. DYER ROAD, SUITE 150, SANTA ANA, CALIFORNIA 92705 OR CALL 949-623-9305.

                        RAPTOR NETWORKS TECHNOLOGY, INC.

                          INDEX TO FINANCIAL STATEMENTS



Report of Independent Registered Public Accounting Firm ....................F-2

Financial Statements

     Consolidated Balance Sheets............................................F-3

     Consolidated Statements of Operations..................................F-4

     Consolidated Statements of Stockholders' Equity (Deficit)..............F-5

     Consolidated Statements of Cash Flows..................................F-6

     Notes to Consolidated Financial Statements.............................F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Raptor Networks Technology, Inc.


We have audited the accompanying consolidated balance sheets of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2005 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Raptor Networks Technology, Inc. as of December 31, 2005 and 2006, and the consolidated results of its operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements are presented assuming the company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company has sustained accumulated losses from operations totaling more than $58,500,000 at December 31, 2006. This condition, and the fact that the Company has had no significant sales of its products to date, raise substantial doubt about its ability to continue as a going concern. Management's plans to address these conditions are also set forth in Note 1 to the financial statements. The accompanying financial statements do not include any adjustments which might be necessary if the Company is unable to continue.


Denver, Colorado
March 17, 2007

                                                          /S/ COMISKEY & COMPANY
                                                        PROFESSIONAL CORPORATION

                                       RAPTOR NETWORKS TECHNOLOGY, INC.
                                         CONSOLIDATED BALANCE SHEETS


                                                                             DECEMBER 31,       DECEMBER 31,
                                                                                 2005               2006
                                                                             -------------      -------------
                                                    ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                 $   1,442,130      $     821,388
   Accounts Receivable                                                             178,640            319,764
   Inventory, net                                                                1,132,322            951,618
   Prepaid expenses                                                                199,246            218,650
   License fees                                                                    305,320            297,520
   Other current assets                                                             21,259             22,176
                                                                             -------------      -------------
      Total current assets                                                       3,278,917          2,631,116

PROPERTY AND EQUIPMENT, NET                                                        587,659            282,560

OTHER ASSETS
   Debt discount cost                                                                   --          1,979,004
   Debt issue cost                                                                  12,838             97,176
   Deposits                                                                        102,362            102,362
                                                                             -------------      -------------

TOTAL ASSETS                                                                 $   3,981,776      $   5,092,218
                                                                             =============      =============

                               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
   Accounts payable                                                          $     155,412      $      87,488
   Deferred revenue                                                                     --             36,376
   Accrued liabilities                                                             144,239            205,619
   Detachable  warrants                                                                 --          9,773,967
   Conversion option liability                                                          --          6,806,620
   Senior convertible note payable                                                      --          1,041,666
   Short-term convertible debt                                                          --          1,214,290
   Accrued interest payable                                                         52,464            265,055
                                                                             -------------      -------------
      Total current liabilities                                                    352,115         19,431,081

Long-term convertible debt                                                       1,214,290                 --

STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, no par value; 5,000,000 shares authorized                           --                 --
   Common stock, $.001 par; 75,000,000 and 110,000,000 shares
      authorized 54,204,367 and 54,360,096 shares issued and outstanding            54,204             54,360
   Additional paid-in capital                                                   43,971,664         44,316,848
   Accumulated deficit                                                         (41,610,497)       (58,710,071)
                                                                             -------------      -------------
      Total stockholders' equity (deficit)                                       2,415,371        (14,338,863)
                                                                             -------------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                         $   3,981,776      $   5,092,218
                                                                             =============      =============


            The accompanying notes are an integral part of these consolidated financial statements

                                                     F-3


                                   RAPTOR NETWORKS TECHNOLOGY, INC.
                                CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                      DECEMBER 31,      DECEMBER 31,
                                                                          2005              2006
                                                                     -------------      -------------

REVENUE, NET                                                         $     289,236      $     849,285
COST OF SALES                                                              120,300            320,073
                                                                     -------------      -------------

GROSS PROFIT                                                               168,936            529,212
                                                                     -------------      -------------

OPERATING EXPENSES
   Consulting                                                                   --            105,508
   Finder's Fees                                                         1,064,405            465,000
   Cost of warrants granted                                              3,432,994                 --
   Salary expense and salary related costs                               3,072,206          2,890,942
   Marketing expense                                                       349,310            229,381
   Research & Development                                                  403,057            545,522
   Selling, general and administrative                                   2,324,939          2,404,743
                                                                     -------------      -------------

    Total operating expenses                                            10,646,911          6,641,096
                                                                     -------------      -------------

Loss from operations                                                   (10,477,975)        (6,111,884)
                                                                     -------------      -------------

OTHER INCOME (EXPENSE)
   Interest income                                                           2,779              1,609
   Change in fair value of warrants and conversion feature                      --         (9,080,794)
   Cost associated with convertible debt                                (2,652,000)                --
   Debt financing amortization - warrants and conversion feature                --         (1,562,456)
   Interest expense                                                       (263,744)          (346,049)
                                                                     -------------      -------------

Total other income (loss)                                               (2,912,965)       (10,987,690)
                                                                     -------------      -------------

Loss before income taxes                                               (13,390,940)       (17,099,574)
                                                                     -------------      -------------

Income tax benefit                                                              --                 --

NET LOSS                                                             $ (13,390,940)     $ (17,099,574)
                                                                     =============      =============

Basic and diluted net loss per share                                 $       (0.33)     $       (0.32)
                                                                     =============      =============

Basic and diluted weighted average number
  of shares outstanding                                                 40,001,954         54,213,443
                                                                     =============      =============


        The accompanying notes are an integral part of these consolidated financial statements

                                                 F-4


                                                  RAPTOR NETWORKS TECHNOLOGY, INC.
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                       Common Stock                         Additional             Total
                                  -------------------    Additional    Paid-in                 stockholders'
                                  Number of               Paid-in      Capital-   Accumulated     equity
                                   shares      Amount     Capital      Warrants     Deficit      (deficit)
                                  ----------   ------    ----------   ----------  -----------   -----------

Balance, December 31, 2004        30,845,942   30,846    26,836,247      120,000  (28,219,557)   (1,232,464)
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued for legal        975,000      975       388,538           --           --       389,513
settlement, January 12, 2005
$0.40 per share

Common stock issued for legal
settlement, January 12, 2005
$0.578 per share                     262,500      262       151,463           --           --       151,725

Common stock and warrants issued
for Cash, April - June 2005 $0.50
per share                          4,262,000    4,262     2,126,738           --           --     2,131,000

Common stock and warrants issued
for Cash, July - September 2005
$0.50 per share                    6,355,000    6,355     3,171,145           --           --     3,177,500

Common stock issued in bridge
loan conversion $0.40 per share    1,540,244    1,540       614,557           --           --       616,097

Common stock issued in bridge
loan conversion $0.50 per share    6,023,931    6,024     2,503,947           --           --     2,509,971

Common stock issued for services
issued for Note                      300,000      300       157,800           --           --       158,100

Beneficial conversion
Feature of convertible notes              --       --            --    2,271,400           --     2,271,400

Detachable common stock purchase
warrants                                  --       --            --      380,600           --       380,600

Warrants issued as a financing
incentive                                 --       --            --    3,432,994           --     3,432,994

Common stock and warrants issued
for Cash, Oct - December 2005
$0.50 per share                    3,639,750    3,640     1,816,235           --           --     1,819,875

Net loss for the year ended
December 31, 2005                         --       --            --           --  (13,390,940)  (13,390,940)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2005        54,204,367   54,204    37,766,670    6,204,994  (41,610,497)    2,415,371
                                  ----------   ------    ----------   ----------  -----------   -----------
Common stock issued upon cashless     46,979       47        23,442      (23,489)          --            --
exercise of Warrants

Common stock issued for cash upon
exercise of Warrants                 108,750      109        54,266           --           --        54,375

Stock Based Compensation                  --       --       168,214           --           --       168,214

Beneficial Conversion Privilege           --       --       122,751           --           --       122,751

Net loss for the year ended
December 31, 2006                         --       --            --           --  (17,099,574)  (17,099,574)
                                  ----------   ------    ----------   ----------  -----------   -----------
Balance, December 31, 2006        54,360,096   54,360    38,135,343    6,181,505  (58,710,071)  (14,338,863)
                                  ----------   ------    ----------   ----------  -----------   -----------

                        The accompanying notes are an integral part of the consolidated financial statements.

                                                                F-5


                                           RAPTOR NETWORKS TECHNOLOGY, INC.
                                        CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                              December 31, 2005      December 31, 2006
                                                                              -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                    $(13,390,940)          $(17,099,574)
     Adjustments to reconcile net loss to net cash flows from operating activities:
         Depreciation                                                                 316,388                311,563
         Amortization                                                                  12,838              1,600,867
         Common stock issued for services/settlements                                 699,338                     --
         Change in fair value of warrants and conversion options                           --              9,080,794
         Interest expense related to debt conversion                                2,652,000                     --
         Common stock compensation expense                                                 --                168,214
         Common stock issued for interest payable related to
           debt conversion                                                            166,068                     --
         Warrants issued                                                            3,432,994                     --
     Changes in operating assets and liabilities:
          Accounts receivable                                                              --               (141,124)
          Other current assets                                                       (190,266)                  (916)
          Deposits                                                                      1,971                     --
          Prepaid assets                                                               61,051                (19,404)
          License fees                                                                (45,840)                 7,800
          Inventories                                                                  79,968                180,704
          Accounts payable                                                           (262,908)               (67,924)
      Interest payable                                                                    745                212,591
          Other accrued liabilities                                                  (953,447)                61,380
          Deferred Revenue                                                            (44,000)                36,376
                                                                                 ------------           ------------
     Net cash flows from operating
      activities                                                                   (7,464,040)            (5,668,653)
                                                                                 ------------           ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Property and equipment purchases                                            (133,601)                (6,464)
                                                                                 ------------           ------------
     Net cash flows from investing
      activities                                                                     (133,601)                (6,464)
                                                                                 ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of Common Stock                                                   7,128,375                 54,375
         Proceeds from issuance of convertible note payable                                --              5,000,000
Payments on short-term debt                                                           (87,817)              (689,410)
         Proceeds from convertible Debt                                             1,960,000                689,410
                                                                                 ------------           ------------
     Net cash flows from investing
      activities                                                                    9,000,558              5,054,375
                                                                                 ------------           ------------

NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                                                               1,402,917               (620,742)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       39,213              1,442,130
                                                                                 ------------           ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                       $  1,442,130           $    821,388
                                                                                 ============           ============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITY

Property and equipment acquired by short term note                                         --                     --
Interest paid                                                                          80,922                 95,043
Taxes paid                                                                                 22                     --

                The accompanying notes are an integral part of the consolidated financial statements.

                                                         F-6

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

DESCRIPTION
-----------
The Company is a provider of integrated high-speed Ethernet switching systems which enable new emerging high bandwidth critical applications. The data network market areas that the Company is targeting include video, storage, Internet Protocol telephony, and technology refresh. The Company is currently focusing on the United States market. Principal operations have commenced, although minimal revenues have been recognized to date.

The Company was incorporated under the laws of the state of Colorado on January 22, 2001 under the name Pacific InterMedia, Inc. ("Pacific"). The principal office of the corporation is 1241 E. Dyer Rd., Suite 150, Santa Ana, California 92705.

On October 17, 2003, Pacific completed a business combination transaction with Raptor Networks Technology, Inc. ("Raptor"), a closely-held California corporation, through acquisition of all of the issued and outstanding common stock of Raptor in exchange for authorized but previously unissued restricted Common Stock of Pacific. Immediately prior to completion of the acquisition transaction, Pacific had a total of 4,034,000 shares of its Common Stock issued and outstanding comprised of 1,034,000 registered shares held by approximately 25 stockholders and 3,000,000 shares of restricted stock held by Pacific's founder and sole officer and director.

As a material aspect of the acquisition, Pacific re-acquired and cancelled the 3,000,000 restricted shares as consideration for transfer of its remaining assets consisting of cash and office equipment to the officer and director, leaving only the registered common stock, 1,034,000 shares, as all of its issued and outstanding capital stock prior to completion of the Raptor acquisition.

Pursuant to terms of the acquisition agreement, all of the issued and outstanding common stock of Raptor, 19,161,256 shares, was acquired by Pacific, share-for-share, in exchange for its authorized but previously unissued common stock. Upon completion of the acquisition, Raptor became a wholly owned subsidiary of Pacific and the Raptor shareholders became shareholders of Pacific. Unless otherwise indicated, all references in these financial statements to "the Company" include Pacific and its wholly owned subsidiary, Raptor. All intercompany transactions have been eliminated. On December 3, 2003, Pacific changed its name to Raptor Networks Technology, Inc.

The acquisition transaction has been treated as a reverse merger, with Raptor considered the accounting acquirer. The Company's reporting year end was subsequently changed from August 31 to December 31.

REVENUE RECOGNITION
-------------------
The Company records revenues when the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the price to the customer is fixed or determinable; and (iv) collection of the sales price is reasonably assured. Delivery occurs when goods are shipped and title and risk of loss have passed to the customer. Revenue is deferred in all instances where the earnings process is incomplete. The Company recognizes revenue from distribution sales when all contingencies are satisfied and upon persuasive evidence of a sale to end users until such time that historical sell through ratios have been developed.

CASH AND CASH EQUIVALENTS
-------------------------
The Company considers all short-term marketable securities with a maturity of three months or less to be cash equivalents.

PREPAID EXPENSES
----------------
Prepaid expenses represent amounts paid in advance for contracts extending past the period end date.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INVENTORY
---------
Inventory is recorded at the lower of average cost or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net realizable value. Inventory at December 31, 2006 consists of raw materials and finished goods.

LICENSE FEES
------------
The Company capitalizes software license fees from third party software which is included in its systems. These costs will be amortized and charged to cost of sales over the projected number of systems expected to be sold incorporating the capitalized software. The amount of capitalized license fees totaled $310,000 for the years ended December 31, 2005 and December 31, 2006. Amortization of these license fees included in cost of sales for the years ended December 31, 2005 and 2006 totaled 4,160 and $7,800 respectively.

PROPERTY AND EQUIPMENT
----------------------
Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the assets' estimated useful lives as follows: computer equipment, furniture and fixtures and testing equipment are depreciated over three years, office equipment is depreciated over seven years and leasehold improvements are depreciated over the term of the lease.

REPAIRS AND MAINTENANCE
-----------------------
Repairs and maintenance of a routine nature are charged as incurred, while those which extend or improve the life of existing assets are capitalized.

MARKETING COSTS
---------------
Advertising costs are expensed as incurred. For the years ended December 31, 2005 and 2006, advertising costs were $349,310 and $229,381 respectively.

RESEARCH AND DEVELOPMENT COSTS
------------------------------
Research and development (R&D) costs, which are expensed as incurred, are comprised of the following costs incurred in performing R&D activities: product design cost including rental of design tools, consumables, and costs of prototypes.

IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS
-------------------------------------------
The Company reviews its long-lived assets and certain related intangibles for impairment periodically, and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates. No assets were considered impaired for the years ended December 31, 2005 and 2006.

DEPOSITS
--------
Deposits represent amounts paid under the Company's office space lease and various other arrangements with state agencies.

USE OF ESTIMATES
----------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

INCOME TAXES
------------
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted federal, state, and local income tax rates and laws that are expected to be in effect when the differences reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------
Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments (none of which are held for trading purposes) approximate the carrying values of such instruments.

RECLASSIFICATIONS
-----------------
Certain previous year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position or cash flows.

STOCK-BASED COMPENSATION
------------------------
On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(revised 2004), "Shared Based Payment" ("SFAS No.123R"), which requires the measurement and recognition of compensation cost for all share-based payment awards made to employees and directors based on estimated fair values. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based employee compensation related to stock options under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the disclosure alternative prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." Accordingly, the Company presented pro forma information for the periods prior to the adoption of SFAS No. 123R and no employee compensation cost was recognized for the stock-based compensation plan.

The Company has elected to use the modified prospective transition method for adopting SFAS No. 123R, which requires the recognition of stock-based compensation cost on a prospective basis; therefore, prior period financial statements have not been restated. Under this method, the provisions of SFAS No. 123R are applied to all awards granted after the adoption date and to awards not yet vested with unrecognized expense at the adoption date based on the estimated fair value at grant date as determined under the original provisions of SFAS No.
123. The impact of forfeitures that may occur prior to vesting is also estimated and considered in the amount recognized. Pursuant to the requirements of SFAS No. 123R, the Company will continue to present the pro forma information for periods prior to the adoption date.

The 2005 Stock Plan was approved by the Company's shareholders on June 9, 2005 at the Company's 2005 Annual Meeting of Shareholders. The Company does not intend to grant any stock options under the 2005 Stock Plan until the plan has been registered under applicable federal and state securities laws. The Company is in the process of preparing a registration statement on Form S-8 covering our 2005 Stock Plan with the Securities and Exchange Commission and comparable California state securities filings for option outside of the plan. As of December 31, 2006, all stock options have been issued outside of the 2005 Stock Plan. Effective January 4, 2005, the Company re-priced 895,000 of its issued and outstanding stock options, with original exercise prices ranging from $1.50-$1.75 per share, to a new exercise price of $1.00 per share. The Company performed an analysis of the variable portion of the re-priced options and determined there was no financial impact to be recognized.

The Company has historically and continues to utilize the Black-Scholes option pricing model to determine the fair value of stock options on the date of grant. This model derives the fair value of stock options based on certain assumptions related to the expected stock price volatility, expected option life, risk-free interest rate and dividend yield. The Company's expected volatility is based on the historical volatility of the Company's stock price over the most recent period commensurate with the expected term of the stock option award. The estimated expected option life is based primarily on historical employee exercise patterns. The Company has not paid dividends in the past and does not plan to pay any dividends in the future.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

As of December 31, 2006, the total unrecognized share-based compensation cost related to unvested stock options was approximately $130,049. For the year ended December 31, 2006 the Company recognized $168,214 in stock-based compensation costs related to the issuance of stock options to employees. This cost was calculated in accordance with SFAS No. 123R and is reflected in the Company's operating expenses.

Information with respect to stock option activity is as follows:

                                                                Weighted Average
                                                  Shares         Exercise Price
                                              -------------     ----------------
Outstanding at December 31, 2005                 2,020,000           $1.00
  Granted                                          253,500           $1.00
  Exercised                                              -               -
  Forfeited or expired                            (628,000)          $1.00
                                              -------------     ----------------
Outstanding at December 31, 2006                 1,645,500           $1.00
                                              =============     ================
Options exercisable at December 31, 2006          981,664

The fair value of each stock option grant for the year ended December 31, 2006 was estimated on the date of grant using the following assumptions:

         Dividend Yield......................................           0.0%
         Risk-Free Interest Rate.............................           6.0%
         Expected Life.......................................     .75 - 3 years
         Expected Volatility.................................       91% - 164%

The following table illustrates the effect on net loss and basic loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to options granted under the Company stock option plans for the year ended December 31, 2005:

                                                               December 31, 2005
                                                               -----------------
Net Income (loss)
   As reported.............................................     $ (13,390,940)
                                                                ==============
Stock-based employee compensation expense determined
  under the fair value method..............................          (167,392)
                                                                ==============
    Pro forma..............................................     $ (13,558,332)
                                                                ==============

Basic net loss per share
   As reported.............................................     $       (0.33)
                                                                ==============
   Pro forma...............................................     $       (0.34)
                                                                ==============

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

CONSIDERATION OF OTHER COMPREHENSIVE INCOME ITEMS
-------------------------------------------------
The Financial Accounting Standards Board has issued "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires companies to present comprehensive income (consisting primarily of net income plus other direct equity changes and credits) and its components as part of the basic financial statements. For the year ended December 31, 2006 and the year ended December 31, 2005, the Company's financial statements do not contain any changes in equity that are required to be reported separately in comprehensive income.

CONCENTRATION OF RISK
---------------------
From time-to-time, the Company maintains cash balances in excess of FDIC insured limits. The amount of such excess at December 31, 2006 was approximately $750,000.

LOSS PER SHARE
--------------
Loss per share was computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the period.

COMPENSATED ABSENCES
--------------------
The Company maintains a personal time off policy. Employees of the Company are entitled to compensated absences depending on their length of service to a maximum of 25 days. For the years ended December 31, 2005 and 2006 the balance owed for compensated absences was $82,821 and $108,752 respectively.

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------
In June 2006, the FASB issued FASB Interpretation No. ("FIN") 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES--AN INTERPRETATION OF FASB STATEMENT NO. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized under SFAS No. 109, ACCOUNTING FOR INCOME TAXES. FIN 48 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return and also provides guidance on various related matters such as derecognition, interest and penalties, and disclosure. FIN 48 is effective with the Company's fiscal year beginning January 1, 2007. The Company expects that the financial impact, if any, of applying the provisions of FIN 48 to all tax positions will not be material upon the initial adoption of FIN 48. The Company has not yet determined the impact of this new accounting interpretation on its financial statements.

In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 requires registrants to quantify misstatements using both the balance sheet and income statement approaches and to evaluate whether either approach results in quantifying an error that is material in light of relative quantitative and qualitative factors. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 did not have an effect on the financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "FAIR VALUE MEASUREMENTS" ("SFAS No. 157"). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. This standard also responds to investors' requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years; therefore, the Company expects to adopt SFAS No. 157 at the beginning of fiscal 2008. The Company is currently evaluating the impact of this standard.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many ?nancial instruments and certain other items at fair value. The objective is to improve ?nancial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the FASB's long-term measurement objectives for accounting for ?nancial instruments. SFAS No. 159 is effective as of the beginning of an entity's ?rst ?scal year that begins after November 15, 2007. The Company is currently evaluating the impact of this standard.

PRESENTATION AS A GOING CONCERN
-------------------------------
The Company has had only a limited operating history with minimal sales, and has sustained operating losses of $13,390,940 in 2005 and $17,099,574 in 2006. Although at December 31, 2006, the Company had a working capital deficit position of ($16,799,965) and a stockholders' deficit of $14,338,863, these results came primarily from additional debt financing and the conversion of debt to equity. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In January, 2007, the Company raised an additional $1.6 million and in the period January - March 2007, the Company received an additional $161,655 from the cash exercise of existing warrants. In addition, it is expected that revenue growth will increasingly cover funding needs the Company may have. However, there is no guarantee that this revenue growth will occur and the Company currently has no commitments for any additional financing and there can be no assurance that the Company will be able to obtain requisite financing on acceptable terms, if at all. The accompanying financial statements do not reflect any adjustments which might be necessary if the Company is unable to continue.

2.       PROPERTY & EQUIPMENT
         --------------------

Property and equipment consisted of the following:
                                                                                        December 31, 2005      December 31, 2006
                                                                                        -----------------      -----------------

         Furniture and Office equipment                                                 $         188,481      $         194,944
         Computer equipment                                                                       193,701                193,701
         Testing equipment                                                                        606,738                606,738
         Leasehold Improvements                                                                   113,317                113,317
                                                                                        -----------------      -----------------

                                                                                                1,102,237              1,108,700
         Less: Accumulated depreciation                                                          (514,578)              (826,140)
                                                                                        -----------------      -----------------

                                                                                        $         587,659      $         282,560
                                                                                        =================      =================

3.       INVENTORY
         ---------

Inventory consisted of the following:
                                                                                        December 31, 2005      December 31, 2006
                                                                                        -----------------      -----------------

         Raw Materials                                                                  $         962,483      $         886,785
         Finished Goods                                                                           169,839                 64,833
                                                                                        -----------------      -----------------

                                                                                        $       1,132,322      $         951,618
                                                                                        =================      =================

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


4.       CONVERTIBLE DEBT
         ----------------

                                    8%, 3 YEAR NOTES    10% BRIDGE NOTES    8% BRIDGE NOTES
                                    ----------------    ----------------    ---------------

Balance at December 31, 2004         $    1,214,290      $    1,000,000      $           --

   Issuance of Notes                             --           1,360,000             600,000
   Conversion on August 25, 2005                 --          (2,360,000)                 --
   Conversion on July 15, 2005
                                                 --                  --            (600,000)
                                     --------------      --------------      --------------

Balance at December 31, 2005         $    1,214,290      $           --      $           --

                                     ==============      ==============      ==============
Balance at December 31, 2006         $    1,214,290      $           --      $           --
                                     ==============      ==============      ==============

8%, 3 Year Notes
----------------

During the period December 2003 to April 2004, the Company received convertible loans for a total amount of $1,214,290. Interest on these loans accrues at an annual rate of 8%. The loans are convertible into shares of the Company's common stock at any time during the three year period following initial funding of the loans. The conversion rate is $3.50 per share. If the loans are not earlier voluntarily converted, the total amount owed shall automatically convert into shares of the Company's common stock at a conversion price of $3.50 per share on April 15, 2007.

10% Convertible Bridge Notes
----------------------------

During the period between November 2004 and February 2005, the Company issued forty-two convertible notes (the "10% Notes") to various private-party non-affiliate accredited investors in the aggregate principal amount of $2,360,000 in exchange for $2,360,000 in cash, less a 10% placement fee, for net proceeds of $2,124,000. The 10% Notes bore interest at a rate of 10% per annum. Pursuant to the terms of the 10% Notes, the outstanding principal amount of these loans, together with all accrued but unpaid interest thereunder, would automatically convert into shares issued in an equity based financing with gross proceeds of at least $4,000,000, if any, of the sale of the Company's common stock or other equity based equivalent, and at a price per share not to exceed $0.50 per share (a "10% Note Qualified Financing"); provided, however, that for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion, the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes.

The 10% Convertible Notes were issued along with 1,416,000 Series E Common Stock Purchase Warrants to purchase Common shares at $0.60 per share for a term of five years from issuance. The net proceeds from the issuance of convertible debt and warrants was first allocated to the convertible debt and the warrants in the ratio of their respective fair values, resulting in a discount from the debt related to the Series E Warrants (of which $120,000 was recognized in 2004). Since the 10% Convertible Notes were due on demand, the entire discount of $1,743,300 on the convertible debt and $380,600 for the Series E Warrants was charged to operations in the year incurred. Upon resolution of the 10% Note Qualified Financing contingency, the value assigned to the beneficial conversion feature was recorded as additional debt discount in the amount of $2,124,000 and charged to operations in 2005.

The Series E Warrants have an exercise price of $0.60 per share and shall expire five years from the date of issuance. Management believes that it is reasonable to assume that the 1,416,000 Series E Warrants will be settled in shares. With respect to the valuation of the 1,416,000 Series E Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $0.60, an option value of $0.27 - $0.72 and using the Black-Scholes model, an additional expense of financing of $395,190 has been recognized during the year 2005.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


As of the August 25, 2005 closing of the Company's "2005 Private Placement" of units consisting of common stock and warrants, the Company had raised total gross proceeds of $3,558,500 through such 2005 Private Placement. In addition, between February 2005 and April 2005 (and as described in more detail below), the Company secured additional private debt financing from various private-party non-affiliates in the original aggregate principal amount of $600,000 through the issuance of 8% Convertible Bridge Notes. After adding this $600,000 in convertible debt financing to the gross proceeds of the 2005 Private Placement, the aggregate gross proceeds to the Company were $4,158,500. As a result, the Company achieved a 10% Note Qualified Financing and, accordingly, the $4,000,000 automatic conversion event of the 10% Notes was triggered upon the August 25, 2005 closing of the 2005 Private Placement.

As of August 25, 2005, the total principal and accrued interest under the 10% Notes was $2,509,971. After taking into account the provision of the 10% Notes which provided that the holders would be deemed to have tendered 120% of the outstanding balance of the 10% Notes, the holders of the 10% Notes were deemed to have tendered $3,011,965 for the purpose of determining the number of shares and warrants to be received by the holders upon such conversion. Based on the offering terms of the Company's 2005 Private Placement, the holders were entitled to an aggregate of 6,023,932 shares of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement) and 1,505,989 Series G-BH Warrants to purchase the Company's common stock. The Series G-BH Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. With respect to the valuation of the 1,505,989 Series G-BH Warrants, issued between November 2004 and February 2005, a volatility of 88%, a strike price of $2.50, an option value of $0.17 - $0.51 and using the Black-Scholes model, an additional expense of financing of $552,126 has been recognized during the year 2005.

8% Convertible Bridge Notes
---------------------------

Between February 2005 and April 2005, the Company obtained private debt financing from various private-party non-affiliates in the original aggregate principal amount of Six Hundred Thousand Dollars ($600,000). The net proceeds to the Company were Five Hundred Twenty-Eight Thousand Dollars ($528,000) after the payment of a 12% placement fee to the placement agent. The debt was evidenced by thirteen Convertible Bridge Notes (the "8% Notes"), which bore interest at a rate of 8% per annum. The 8% Notes contained a conversion provision whereby the entire principal and accrued interest of the 8% Notes would automatically convert into shares of the Company's common stock if the Company raised at least Three Million Dollars ($3,000,000) in a private equity financing after the issuance of the 8% Notes (an "8% Note Qualified Financing"). For purposes of such conversion, the conversion price would reflect a 20% discount from the per share purchase price in the 8% Note Qualified Financing. In addition, the $600,000 in 8% Notes was to be added to the proceeds from the 8% Note Qualified Financing for purposes of calculating the $3,000,000 amount, which triggered the automatic conversion.

As of the July 15, 2005 closing of the Company's 2005 Private Placement, the Company had raised total gross proceeds of $2,416,000 through such 2005 Private Placement. After adding the $600,000 in 8% Notes to these gross proceeds as required by the conversion provisions of the 8% Notes, the aggregate gross proceeds from the 2005 Private Placement and 8% Notes was $3,016,000. As a result, the Company achieved an 8% Note Qualified Financing and, accordingly, the $3,000,000 automatic conversion event of the 8% Notes was triggered upon the July 15, 2005 closing of the 2005 Private Placement.

As of July 15, 2005, the total principal and accrued interest under the 8% Notes was $616,097. Pursuant to the 20% discount in conversion price discussed above, the conversion price of the 8% Notes was $0.40 per share of the Company's common stock (based on a $0.50 price per share of common stock included within the units offered to investors in the 2005 Private Placement). Based on this $0.40 per share conversion price, the holders of the 8% Notes were entitled to an aggregate of 1,540,244 shares of the Company's common stock. The conversion of the 8% Notes did not entitle the holder's thereof to any warrants to purchase common stock.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


Since the conversion of the 8% Notes was contingent on the fact that an equity based financing of at least $3,000,000 be obtained, the total charge was measured as per the date of issuance of the notes in the first and second quarter of 2005 and this charge was recognized during the third quarter of 2005 as prescribed under paragraph 13 of EITF 98-5 upon obtaining the 8% Note Qualified Financing of $3,000,000. For the valuation of the conversion feature of the note, an effective conversion price was assumed to be $0.40 per share (based on an offering price of $0.50); using the fair market values on the dates of receipt of proceeds ranging from $0.55 - $0.76 and a volatility of 88%, the total amount charged to operations during the year 2005 is $528,000.

The total interest expenses for all of the notes referenced in this Note 4 amounted to $2,586,678 and $97,183 for the years ended December 31, 2005 and 2006 respectively.

5.       SENIOR CONVERTIBLE NOTE PAYABLE
         -------------------------------

                                           SENIOR                         DETACHABLE       CONVERSION          DEBT
                                        CONVERTIBLE     NOTE PAYABLE       WARRANTS          OPTION          DISCOUNT
                                        NOTE PAYABLE    DEBT DISCOUNT      LIABILITY        LIABILITY         (ASSET)
                                        -----------      -----------      -----------      -----------      -----------

Balance at December 31, 2005            $        --      $        --      $        --      $        --      $        --

July 31 Senior convertible notes
                                         (5,000,000)              --               --               --               --
Detachable warrant and Conversion
feature July 31,2006                             --        5,000,000       (4,431,011)      (3,068,783)       2,499,794

Change in fair value of warrants
                                                 --               --       (5,342,956)              --               --
Change in fair value of conversion
feature                                          --               --               --       (3,737,837)              --

Amortization of debt discount to
other expense                                    --       (1,041,666)              --               --               --

Amortization of debt discount asset
to other expense                                 --               --               --               --         (520,790)
                                        -----------      -----------      -----------      -----------      -----------

Balance at December 31, 2006            $(5,000,000)     $ 3,958,334      $(9,773,967)     $(6,806,620)     $ 1,979,004
                                        ===========      ===========      ===========      ===========      ===========

Senior Convertible Note Financing
---------------------------------

On July 31, 2006, the Company completed a private placement of senior convertible notes and warrants to purchase common stock to certain institutional investors for gross proceeds of $5,000,000. The Company will make monthly installment payments on the convertible notes beginning on the earlier of (i) the first day of the calendar month following the month that the registration statement required to be filed by the Company covering certain shares underlying the convertible notes and warrants is declared effective by the Securities and Exchange Commission ("SEC") or (ii) December 1, 2006. The convertible notes have a maturity date of July 31, 2008. The notes bear interest at a rate of 9.25% per annum, which rate may be adjusted to 7% per annum if certain conditions are satisfied.

Subject to the satisfaction of certain conditions, including without limitation the above referenced registration statement being declared and remaining effective for certain extended periods of time, the Company may elect to make monthly installment payments in cash or in shares of the Company's common stock at a discount to the then current price of the Company's common stock. If such conditions are not satisfied, the Company will be required to pay such installment payments in cash. The notes have an initial conversion price of
0.43948 per share, which is subject to adjustment based on various factors, some of which are beyond the Company's control. Since the actual conversion price that would apply to future installment payments made in shares of the Company's common stock or other conversion events under the convertible notes cannot be predicted at this time, the actual number of shares of the Company's common stock that will be required if installment payments are made in shares, or should some other conversion events occur, cannot be predicted at this time.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


The Company also issued as part of the convertible note private placement Series L Warrants and Series M Warrants to investors in the notes. The Series L Warrants are immediately exercisable and enable the holders thereof to purchase an aggregate of up to 17,065,623 shares of the Company's common stock. The Series M Warrants become exercisable only upon a mandatory conversion of the notes by the Company, if any, and entitle the holders thereof to purchase an aggregate of up to 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an initial exercise price of $0.5054 per share and expire on July 31, 2011.

Pursuant to the terms of the convertible note private placement agreements, the Company is required to file a registration statement with the SEC registering for resale certain shares of common stock underlying the convertible notes, Series L Warrants and Series M Warrants. Failure to meet the registration requirements for certain required periods will result in an event of default under the senior convertible notes. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

The terms of the convertible notes include certain conversion features that represent derivative financial instruments under paragraph 12 of SFAS No. 133. These conversion features could result in a variable number of shares to be issued upon conversion and therefore the convertible note does not qualify as conventional convertible debt as defined by EITF 05-02. As such, in accordance with paragraph 4 of EITF 00-19, the Company has classified the conversion feature as a liability on its balance sheet measured at fair value using the Black-Scholes option pricing model. The initial amount of this conversion liability on July 31, 2006 was valued at $3,068,783. SFAS 133 and EITF 00-19 further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the conversion feature after applying the Black-Scholes option pricing model was determined to be $6,806,620 and was recognized by recording a charge to Other Losses in the amount of $3,737,837.

With respect to the Series L Warrants and the Series M Warrants, it is noted that the conversion feature as mentioned before could result in a variable number of shares to be issued upon conversion. This condition, which is outside of the Company's control, could impact the Company's ability to maintain the appropriate level of reserved shares in place required for the Series L Warrants and the Series M Warrants. This could result in the need for the Company to obtain approval from its shareholders to increase its authorized share capital to accommodate appropriate reserves for shares issuable upon exercise of the Series L Warrants and Series M Warrants. Since shareholder approval for this increase of authorized share capital cannot be guaranteed the Series L Warrants and Series M Warrants, in accordance with EITF 00-19, need to be classified as a liability on the Company balance sheet measured at fair value using the the Black-Scholes option pricing model. The initial amount of this detachable warrant on July 31, 2006 was valued at $4,431,011. SFAS 133 and EITF 00-19, further require the Company to account for the conversion feature using the fair value method at the end of each quarter, with the resultant gain or loss recognition recorded against earnings. The fair market value of the detachable warrant after applying the Black-Scholes option pricing model was determined to be $9,773,967 and was recognized by recording a charge to Other Losses in the amount of $5,342,956.

The initial fair value of the conversion feature and the detachable warrant at July 31, 2006 was $7,499,794. The face value of the senior convertible note was $5,000,000, thus we recorded the excess over $5,000,000 as a Debt discount asset of $2,499,794. Amortization of the debt discount liability equals $1,041,666 and amortization of the debt discount asset equals $520,790 for total amortization of debt discounts of $1,562,456.

Since conversion of the Series M Warrants is contingent on a mandatory conversion of the notes by the Company, as described above, the total charge was measured as per the date of issuance of these warrants; however, this charge will not be recognized until the mandatory conversion "contingency" has been removed as allowed under paragraph 13 of EITF 98-5. The value of the Series M Warrants measured at fair value on July 31, 2006 and using the Black-Scholes option pricing model amounted to $1,920,105.

In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share. The placement agent warrants were measured at fair value using the Black-Scholes option pricing model. The resulting net debt issuance cost at December 31, 2006 was $97,176. During the year ended December 31, 2006 the Company charged an amount of $25,575 to interest expense.

6.       STOCKHOLDERS' EQUITY
         --------------------

As of December 31, 2004, 30,845,942 shares of the Company's $0.001 par value common stock were issued and outstanding. Of these, 20,712,100 shares had been issued for services, 4,627,619 shares had been issued at $0.50 per share for total proceeds of $2,313,810, 3,200,000 shares were issued at $1.75 per share for total proceeds of $5,600,000, 972,223 shares were issued at $1.80 per share for total proceeds of $1,750,000, 300,000 shares had been issued at $0.01 per share for total proceeds of $3,000, and 1,034,000 shares remain from the reverse merger described in the audited financial statements at December 31, 2003.

 In the fourth quarter of 2004, the Company retired a total of 3,600 shares. These shares were initially issued in connection with an agreed upon contract with a provider of investment relations (IR) services. The parties agreed on a change of contract conditions and the shares were no longer required. The IR firm never received the shares and the Company returned these shares to the transfer agent for retirement.

During 2003 the Company's former corporate lawyer was granted 50,000 shares at $0.01. Based on this grant a stock subscription receivable of $500 was booked. In connection with the non-renewal of the contract with the Company's former corporate lawyer, the Company considered it appropriate to write off the subscription receivable in 2004.

During 2005, the Company issued 975,000 shares and 262,500 shares, respectively, in connection with the settlement of two lawsuits as more fully described in the Company's Current Reports on Form 8-K filed with the SEC on January 24, 2005 and February 22, 2005, respectively. The Company also issued 300,000 shares for services. In connection with the Company's 2005 Private Placement and the conversion of convertible debt, the Company issued 14,256,750 shares at $0.50 per share for total proceeds of $7,128,375, 1,540,243 shares at $0.40 per share for total proceeds of $616,097 (as a result of the conversion of the 8% Notes discussed in Note 4 above) and 6,023,932 shares at $0.42 per share for total proceeds of $2,509,971 (as a result of the conversion of the 10% Notes discussed in Note 4 above).

During 2006, the Company issued a total of 155,729 shares of which 46,979 shares related to the cashless exercise of Series J warrants and 108,750 shares related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

The Company's authorized capital consisted of 75,000,000 and 110,000,000 shares of common stock, par value $0.001 per share at December 31, 2005 and December 31, 2006, respectively, and 5,000,000 shares of preferred stock, no par value per share as of both dates.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


7.       WARRANTS
         --------


         Warrants granted to investors, brokers and other service providers are summarized as follows:

                                                                                           Weighted Average
                                                                            Shares          Exercise Price
                                                                       ---------------     ----------------
  Outstanding at December 31, 2004                                          7,196,968      $          2.49
    Granted                                                                 9,058,119                 1.63
    Cancelled/Forfeited                                                             -                    -
    Exercised                                                                       -                    -
                                                                       ---------------     ----------------
  Outstanding at December 31, 2005                                         16,255,087      $          2.01
    Granted                                                                24,915,810                 0.51
    Cancelled/Forfeited                                                     (972,223)                 1.25
    Exercised                                                               (205,800)                  .50
                                                                       ---------------     ----------------
  Outstanding at December 31, 2006                                         39,992,874      $           .98
                                                                       ===============     ================

The following tables summarize warrants outstanding at December 31, 2006:

           Range                 Number           Wtd. Ave. Life        Wtd. Ave. Price         Exercisable
           -----                 ------           --------------        ---------------         -----------
         $.40-2.50             39,992,874              2.04                  $0.98               32,597,771


      SERIES             ISSUE DATE             AMOUNT ISSUED       EXERCISED/ FORFEITED    OUTANDING AT 12/31/06
  ---------------- ------------------------ ---------------------- ------------------------ ----------------------
         A               April 2004                     3,200,000              (3,200,000)                      -
         B               April 2004                     3,200,000                                       3,200,000
         C               June, 2004                       972,223                (972,223)                      -
         D               June, 2004                       972,223                                         972,223
         E                2004-2005                     1,416,000                                       1,416,000
         F               April 2005                       231,036                                         231,036
         G               April 2005                     3,564,188                                       3,564,188
       G-BH              April 2005                     1,505,989                                       1,505,989
         H               April 2005                     2,138,513                (108,750)              2,029,763
         I              February 2005                     200,000                                         200,000
         J               August 2005                      602,393                 (97,050)                505,343
         K                Not Used                              -                                               -
         L                July 2006                    17,065,623                                      17,065,623
         M                July 2006                     7,395,103                                       7,395,103
       MISC               2003-2006                     1,907,606                                       1,907,606
                                            ---------------------- ------------------------ ----------------------
  TOTAL                                                44,370,897              (4,378,023)             39,992,874
                                            ====================== ======================== ======================

2006 Warrants
-------------

In connection with securing the Senior Convertible Notes (as described in Note 5 above), the three convertible note investors were entitled to Series L Warrants to purchase up to an aggregate of 17,065,623 shares of the Company's common stock and Series M Warrants to purchase up to an aggregate of 7,395,103 shares of the Company's common stock. Both the Series L Warrants and Series M Warrants have an original exercise price of $0.5054 per share and expire on July 31, 2011. The Series L Warrants are immediately exercisable. The Series M Warrants

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


become exercisable only upon a "mandatory conversion" of the notes, which is callable by the Company. Because the Company was unable to register the number of shares agreed upon in the Senior Convertible Note financing, the registration statement filed with the SEC was withdrawn and an amended financing was agreed upon on January 22, 2007. See our Subsequent Events Note 11 below for further details.

In connection with the $5,000,000 private placement, the Company issued to the placement agent, warrants with a term of five-years, to purchase 455,084 shares of the Company's common stock. These placement agent warrants are immediately exercisable and have an exercise price of $0.43948 per share.

During the fourth quarter of 2006, 205,800 warrants were exercised of which 97,050 warrants related to the cashless exercise of Series J warrants and 108,750 warrants related to the cash exercise of Series H warrants issued at $0.50 per share for total proceeds of $54,375.

In addition, during the third quarter of 2006 all of the Company's outstanding Series C Warrants to purchase an aggregate of 972,223 shares of the Company's common stock expired. None of the Series C Warrants were exercised prior to their expiration.

2005 Warrants
-------------

As further consideration for securing the 8% Notes (as described in Note 4 above), our placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the 1,540,243 shares issued upon conversion of the 8% Notes on July 15, 2005. Based on the 1,540,243 shares of common stock issuable the placement agent and its designees were issued an aggregate of 231,036 Series F Warrants. The Series F Warrants shall have an exercise price of $0.40 per share and shall expire on the earlier of April 23, 2010 or a change of control of the Company. An additional expense of financing of $146,349 was recognized during the year 2005.

On July 12, 2005, the Company issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing financial advisory services to the Company. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010. Compensation costs of $86,000 were recorded for these warrants in 2005.

As further consideration to the placement agent that secured the 10% Note financing (as described in Note 4 above), upon the August 25, 2005 conversion of the 10% Notes, the Company became obligated to issue to the placement agent 602,393 Series J Warrants to purchase common stock. The Series J Warrants have an original exercise price of $0.50 per share of common stock and expire on August 25, 2010. An additional expense of financing of $240,957 has been recognized during the year 2005.

On September 20, 2005, the Company amended the terms of its 972,223 previously issued Series D Warrants to reduce the original exercise price of $3.50 per share to an amended exercise price of $0.50 per share.

Pursuant to the terms of the 2005 Private Placement, the Company issued 3,564,188 Series G Warrants in 2005 to investors in conjunction with the $7,128,375 in gross proceeds raised from the 2005 Private Placement. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from issuance date and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share. An additional expense of financing of $1,106,349 has been recognized during the year 2005.

In addition, as further consideration for securing the $7,128,375 in gross proceed through the Company's 2005 Private Placement, the placement agent was entitled to warrants to purchase shares of the Company's common stock in an amount equal to 15% of the number of shares of common stock issued in the 2005 Private Placement. Based upon the issuance of 14,256,750 shares of common stock as of the final closing of the 2005 Private Placement on November 22, 2005, the Company issued 2,138,513 Series H Warrants to the placement agent and its

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


designees. The Series H Warrants have an exercise price of $0.50 per share of common stock and expire on the earlier of November 23, 2007 or a change in control of the Company. An additional expense of financing of $906,023 has been recognized during the year 2005.

With respect to the Series E and Series G-BH warrants issued in 2004-2005 we refer to our Convertible Debt referenced in Note 4 above for further details.

2004 Warrants
-------------

In April 2004, we closed an equity based financing for gross proceeds of $5,600,000. The financing involved the purchase of 3,200,000 shares of our common stock, 3,200,000 Series A Warrants and 3,200,000 Series B Warrants. The Series A Warrants expired on September 30, 2004 and no such warrants were exercised prior to their expiration. The Series B Warrants expire on April 1, 2009 and had an original exercise price of $3.50 per share. However, pursuant to the anti-dilution provisions of the Series B Warrants, our subsequent issuances of securities have resulted in a reduced exercise price of $1.19 per share as of March 12, 2007.

In June 2004, we closed an equity based financing for gross proceeds of $1,750,000. The financing involved the purchase of 972,223 shares of our common stock, 972,223 Series C Warrants to purchase common stock and 972,223 Series D Warrants to purchase common stock. The Series C Warrants were issued with an original exercise price of $3.00 per share. In August 2004, we amended the terms of the Series C Warrants to reduce the exercise price to $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. In December 2005, we amended the terms of the Series D Warrants to reduce the exercise price to $0.50 per share.


8.       COMMITMENTS AND LEASES
         ----------------------

 As of December 31, 2006, the Company leases for its use office space and workstations under a non-cancelable operating lease expiring in 2007. In addition, the Company leases a copier through 2008 and has agreements related to inventory purchase commitments requiring future payments through 2007.

Future minimum payments for commitments over the next three years are as follows:

                      For the year ended
                         December 31,                            Amount
                         ------------                            ------

                             2007                              $  132,124
                             2008                                   6,974
                             2009                                       -
                                                               ----------
                             Total                             $  139,098
                                                               ==========

Rent expense for the years ended December 31, 2005 and 2006 was $205,062 and $209,574, respectively.

In addition, at December 31, 2006, the Company has $148,526 in purchase order commitments. Also, we have entered into a $300,000 software license agreement related to the implementation of a second software platform. At December 31, 2005, we have capitalized an advance payment of $50,000 towards this agreement. The payment of the remaining balance of $250,000 has been postponed due to commercial delays in the release of a third-party chip set.

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


9.       INCOME TAXES
         ------------

The Company computes and records taxes payable based upon determination of taxable income which is different from pre-tax financial statement income. Such differences arise from the reporting of financial statement amounts in different periods for tax purposes. The timing differences are a result of different accounting methods being used for financial and tax reporting.

The Company's total deferred tax assets and deferred tax liabilities at December 31, 2006 and 2005 are as follows:

                                                    December 31, 2005     December 31, 2006
                                                    ----------------      ----------------
Deferred tax assets
      Non-cash compensation                         $             --      $         44,000
           Non-benefited tax losses and credits           12,926,000            14,831,000
                                                    ----------------      ----------------
               Total deferred tax assets                  12,926,000            14,875,000

Deferred tax liabilities
      Net book value of assets                                44,000                (5,000)
                                                    ----------------      ----------------

              Total deferred tax liabilities                  44,000                (5,000)
                                                    ----------------      ----------------
              Total net deferred tax assets               12,882,000            14,870,000

     Valuation allowance                                 (12,882,000)          (14,870,000)
                                                    ----------------      ----------------
              Net deferred tax assets               $             --      $             --
                                                    ================      ================

A valuation allowance has been established against the realization of the deferred tax assets since the Company has determined that the operating loss carryforwards may not be realized.

The Company has federal and state net operating loss carryforwards of approximately $48,000,000 expiring between 2023 and 2026.

10.      RELATED PARTY TRANSACTIONS
         --------------------------

On November 7, 2003, we entered into an agreement with Express Manufacturing, Inc. ("Express Manufacturing") to provide us contract manufacturing services. Express Manufacturing is owned by director Albert Wong's in-laws. Mr. Wong served as an advisor to Express Manufacturing from May 2002 until March 2006, but has no direct financial interest in the company. Express Manufacturing manufactures printed board assemblies for us in quantities and prices as set forth in quotations delivered to us for review and acceptance. Under this arrangement, we paid to Express Manufacturing approximately $143,000 and $51,000 in payments during fiscal years ended December 31, 2005 and 2006, respectively.

In addition, during the year ended December 31, 2006, the Company sold several of its network switch products to EMI for a total amount of $44,801. The price paid by EMI for the products was in line with the Company's commercial rates.

Director Albert Wong is Manager and controlling shareholder of DMK Investments, LLC ("DMK"). In June 2004, DMK purchased 138,889 shares of our common stock, 138,889 Series C Warrants and 138,889 Series D Warrants. DMK purchased the common stock and warrants at the same price ($1.80 per unit, each unit consisting of one share of common stock, one Series C Warrant and one Series D Warrant) and on the same terms and conditions as all other investors in our June 2004 financing. The Series C Warrants had an original exercise price of $3.00 per share. On August 13, 2004, we amended the terms of the Series C Warrants to

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2006


have an exercise price of $1.25 per share. The Series C Warrants subsequently expired on August 15, 2006 and no such warrants were exercised prior to their expiration. The Series D Warrants expire on June 1, 2009 and had an original exercise price of $3.50 per share. On December 12, 2005, we entered into an amendment with the holders of our Series D Warrants, including DMK, to reduce the exercise price of the Series D Warrants to $0.50 per share. The amendments to reduce the exercise price of both the Series C Warrants and the Series D Warrants were in each case unanimously approved by the Company's Board of Directors.

11.      SUBSREQUENT EVENTS
         ------------------

OPTIONS ISSUED
--------------

Subsequent to December 31, 2006, the Company awarded a total of 552,000 common stock purchase options, to certain employees which vest at the rate of 33?% on each of the first, second and third anniversaries of the date of grant, expire on the eight-year anniversary of the date of grant, and have an exercise price of $1.00 per share of the Company's common stock. Also, subsequent to December 31, 2006, the Company cancelled 25,000 options granted in previous years. These 552,000 options to purchase common stock have been committed to by the Company to new employees and have been tentatively approved by the Board, subject to the 2005 Plan being registered under applicable federal and state securities laws.

RESIGNATION OF DIRECTOR
-----------------------

On February 28, 2007, Albert Wong, a director of the Company, announced his intention not to stand for re-election as a director at the Company's 2007 annual meeting of shareholders scheduled to be held on April 30, 2007.

JANUARY 22, 2007 AMENDMENT AND RESTATEMENT OF SENIOR CONVERTIBLE NOTE FINANCING
-------------------------------------------------------------------------------

As described in Note 5 above, on July 31, 2006 the Company entered into a Securities Purchase Agreement with three institutional accredited investors resulting in the issuance of $5 million senior convertible notes, Series L Warrants to purchase 17,665,623 shares of our common stock and Series M warrants to purchase 7,395,103 shares of common stock. Both series of warrants carried an original exercise price of $0.5054 per share.

On January 22, 2007, the Company amended and restated the July 31, 2006 Senior Convertible Note Financing agreements to provide for the issuance to the investors of senior convertible notes in the aggregate principal amount of approximately $8.8 million and Series L-1 Warrants to purchase an aggregate of 22,754,163 shares of common stock, Series M-1 Warrants to purchase an aggregate of 7,395,103 shares of common stock, Series L-2 Warrants to purchase an aggregate of 7,281,332 shares of common stock and Series M-2 Warrants to purchase an aggregate of 2,366,433 shares of common stock. All of these series of warrants carry an exercise price of $0.43948 per share. The Company received aggregate gross proceeds of $6.6 million from the investors for our issuance of these notes and warrants (which $6.6 million includes the original $5 million raised on July 31, 2006). For further details on this Amended Purchase Agreement we refer you to the description of this transaction provided under the paragraph "Amended Purchase Agreement" on pages 30-38 Of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

WARRANTS EXERCISED
------------------

Subsequent to December 31, 2006, the Company has issued a total of 525,767 shares of which 203,950 shares related to the cashless exercise of Series J warrants and 321,817 shares related to the cash exercise of $0.40 per share Series F warrants and $0.50 per share Series H warrants for total proceeds of $161,655.

                                                                      APPENDIX A


                            ARTICLES OF AMENDMENT TO
                       ARTICLES OF INCORPORATION (PROFIT)
                                       OF
                        RAPTOR NETWORKS TECHNOLOGY, INC.

         Pursuant to Section 7-110-106 and Part 3 of Article 90 of Title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

         1. The current name of the corporation is: RAPTOR NETWORKS TECHNOLOGY, INC.

         2. The date the following amendments to the Articles of Incorporation was adopted is: _____________, 2007.

         3. The text of each amendment adopted:

                  Stock Class: Common, Authorized Shares: 200,000,000. Stock Class: Preferred, Authorized Shares: 5,000,000.

         4. This amendment was adopted as follows: The number of shares cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group - Adopted by the shareholders.

         5. Effective date: To be effective upon filing.

         6. The names and mailing address of the individual who cause this document to be delivered for filing and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

                  Bob van Leyen
                  Chief Financial Officer
                  Raptor Networks Technology, Inc.
                  1241 East Dyer Road, Suite 150
                  Santa Ana, CA 92705

                                          RAPTOR NETWORKS TECHNOLOGY, INC.

                                          By:
                                              ----------------------------------
                                          Bob van Leyen, Chief Financial Officer

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 30, 2007

         The undersigned hereby appoints Thomas M. Wittenschlaeger and Bob van Leyen, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of common stock of Raptor Networks Technology, Inc. held of record by the undersigned on March 23, 2007, at the annual meeting of shareholders to be held at our executive offices at 1241 E. Dyer Road, Suite 150, Santa Ana, California 92705 on April 30, 2007, at 8:00 A.M., Pacific Time, and at any and all adjournments or postponements thereof.


1.       To elect three directors as follows (circle one):


FOR                                                          WITHHOLD AUTHORITY
approval of the election of the nominees listed below.       to vote for the nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list provided below.)

                  Thomas M. Wittenschlaeger

                  Ken Bramlett

                  Larry L. Enterline

2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized level of its Common Stock (circle one).

              FOR                    AGAINST                        ABSTAIN


3. To ratify the appointment of Comiskey & Company, P.C. as the Company's independent public accountant for the fiscal year ending December 31, 2007 (circle one).

              FOR                    AGAINST                        ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" all proposals.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                     Dated:__________________, 2007

                                     Name: _____________________________________

                                     Common Shares:_____________________________


                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature (if jointly held)

                                     Please sign exactly as name appears in the records of Raptor Networks Technology, Inc. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                  END OF FILING